Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Execution Version

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

Green Thumb Industries Inc.,

GTI Merger Sub, LLC

and

Advanced Grow Labs, LLC,

dated as of

January 4, 2019

ii

iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization (this “Agreement”), effective as of January 4, 2019 (“Effective Date”), is entered into by and among Green Thumb Industries Inc., a corporation incorporated under the laws of the Province of British Columbia (“Parent”), GTI Merger Sub, LLC, a Connecticut limited liability company (the “GTI Sub”), and Advanced Grow Labs, LLC, a Connecticut limited liability company, doing business as Advanced Grow Labs, with its offices located at 400 Frontage Road, West Haven Connecticut (the “Company”).

RECITALS

WHEREAS, the Company and its Subsidiaries are engaged in the business of cultivating, processing, and/or dispensing medical marijuana in Connecticut and Massachusetts (the “Business”); and

WHEREAS, the members of the Company (each a “Company Member” and collectively, the “Company Members”) own 100% of all classes of the issued and outstanding membership interests of the Company (the “Membership Interests”) as set forth on Schedule 4.02 hereof;

WHEREAS, the Company owns (i) 100% of AGLMA, LLC, a Connecticut limited liability company (“AGLMA”), (ii) 100% of Advanced Grow Labs Technologies, LLC, a Connecticut limited liability company (“AGLT”), and (iii) 100% of AGL Westport, LLC, a Connecticut limited liability company (“Westport”) (each a Company “Subsidiary” and together the Company’s “Subsidiaries”),

WHEREAS, AGLMA owns twenty-seven percent (27%) of the membership units in CAL FUNDING, LLC, a Massachusetts limited liability company (“CAL FUNDING”)1;

WHEREAS, CAL FUNDING owns 100% of the issued and outstanding stock in Mass Alternative Care, Inc., a Massachusetts corporation with an office and business address at One Monarch Place, Suite 1900, Springfield, Massachusetts 01140 (“MAC”);

WHEREAS, MAC is the holder of Provisional Certificates of Registration from the Massachusetts Department of Public Health (collectively, the “Massachusetts’ License”) permitting it to operate medical marijuana cultivating, processing, and dispensary facilities located in Chicopee, Massachusetts, Amherst, Massachusetts, Lee, Massachusetts (collectively, the “Massachusetts Business”);

WHEREAS, AGLMA and MAC are parties to that certain Services Agreement dated February 28, 2018 (“Services Agreement”);

[1]

Note that for regulatory reasons, GTI cannot own more than 9.9% of MAC, so prior to Closing this 27% interest will need to be reduced to a 9.9% nondilutable nonvoting interest in MAC and an option to purchase the remaining 17.1% nondilutable nonvoting interest in MAC granted to GTI for nominal consideration.

WHEREAS, Westport owns a 45.9% interest in Bluepoint Wellness of Westport, LLC, a Connecticut limited liability company (“Bluepoint of Westport”);

WHEREAS, Bluepoint of Westport has received licensure for a dispensary of medical marijuana pursuant to the laws and regulations of the state of Connecticut;

WHEREAS, the Parent, the GTI Sub, and the Company, at Closing, shall be treated as C corporations pursuant to the Code;

WHEREAS, the Parent and the Company have determined that a business combination between them is advisable and in the best interests of their respective companies, stockholders and members;

WHEREAS, this Agreement contemplates a merger of the GTI Sub with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the Company Members will receive stock of the Parent and cash in exchange for the Membership Interests and the Company will continue as a wholly owned subsidiary of the Parent;

WHEREAS, the Company desires that the Merger qualifies as a “plan of reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company Members are not subject to federal income tax liability under the Code at Closing for the initial GTI Shares received in the Merger;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Accounting Principles” means the definitions, accounting methods, principles, policies, practices, and procedures, including classification and estimation methodology, (a) set forth in Schedule A, and (b) to the extent not contemplated in Schedule A, consistent with GAAP and, so long as not inconsistent with GAAP and Schedule A, applying the principles used to prepare the Financial Statements (taking into consideration the nature and timing of such matter).

“Accounting Referee” means Macias, Gini & O’Connell, LLP or, if such accounting firm is unable or unwilling to serve in such role, another internationally-recognized independent accounting firm reasonably acceptable to the Parent and the Company Board; provided that if they cannot agree on the Accounting Referee within a reasonable period of time, then any party shall have the right to cause the International Center for Dispute Resolution to appoint the Accounting Referee.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Affiliate Contracts” has the meaning set forth in Section 4.26.

“Agreement” has the meaning set forth in the preamble.

“Assignment” has the meaning set forth in Section 2.04(d)(i).

“Balance Sheet” has the meaning set forth in Section 4.06.

“Benefit Plan” has the meaning set forth in Section 4.21(a).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“CAD” means Canadian Dollars.

“Cap Amount” has the meaning set forth in Section 9.04(a).

“Cash Payment” has the meaning set forth in Section 2.02(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.04(a).

“Closing Date” has the meaning set forth in Section 2.04(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Advanced Grow Labs, LLC.

“Company Board” means a board of the Company Managers, acting by majority vote.

“Company Exclusions” has the meaning set forth in Section 9.04(b).

“Company Fundamental Representations” means the representations and warranties set forth in Section 4.01, Section 4.02, and Section 4.03.

“Company Indemnitees” has the meaning set forth in Section 9.03.

“Companies’ Intellectual Property” has the meaning set forth in Section 4.12(a).

“Companies’ Inventory” has the meaning set forth in Section 4.14.

“Company Managers” means [***].

“Company Member” has the meaning set forth in the preamble of this Agreement.

“Company Members” has the meaning set forth in the preamble of this Agreement.

“Company Member Claims” means any and all manner of action and actions, cause and causes of actions, known or unknown suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which a Company Member ever had, now has, or hereafter can, shall, or may have against the Company or the Parent, including, but not limited to, claims for tax liabilities should the tax deferred nature of this Agreement be disallowed by the IRS, and includes claims of any Company Member’s immediate family members, Affiliates and their respective equity holders, managers, members, directors, officers and employees, in all capacities, in each case whether arising under any agreement or understanding, at Law or in equity.

“Company Working Managers” means the Managers, excluding [***].

“Compiled Financial Statements” has the meaning set forth in Section 4.06.

“Connecticut Bond Escrow Funds” means the Five Hundred Thousand Dollars ($500,000) that was paid by the Company to and is being held in escrow by the State of Connecticut as a bond for the Company’s marijuana activities in Connecticut.

“Connecticut Earn-Out” means [***].

“Connecticut Earn-Out Statement” means the Parent’s calculation of the Connecticut Earn-Out in accordance with Section 2.03(d).

“Connecticut License Final Share Consideration” means [***].

“Connecticut License Initial Share Consideration” means [***].

“Connecticut Operations” means the Company’s business operations located in the State of Connecticut, including costs allocable to those operations.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“CSE” means that Canadian Securities Exchange.

“Debt” means, with respect to the Company and its Subsidiaries, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of any of the Company or its Subsidiaries, whether direct or indirect, (a) for borrowed money (including, but not limited to, overdraft facilities), (b) for Liabilities secured by any Encumbrance existing on any property or asset of the Company or its Subsidiaries, (c) evidenced by notes, bonds, debentures or similar documents, (d) for the deferred purchase price of property, goods or services, whether connected or not with the acquisition of any business (“earn-out” or other similar type of payments) or noncompetition agreement, (e) under capital leases (in accordance with GAAP), (f) in respect of letters of credit and bankers’ acceptances, (g) for Contracts relating to interest rate protection, swap agreements, factoring, hedging and collar agreements or similar type of Contracts, (h) obligations of the Company or its Subsidiaries to pay any dividends or make any other distributions with respect to any of the Membership Interests or other Equity or ownership interests of the Company or its Subsidiaries, (i) Merger Expenses, (j) the aggregate amount by which the Related Accounts Payable exceeds the Related Accounts Receivable, if any, (k) in the nature of premiums (prepayment or otherwise) or penalties in connection with the obligations described in clauses (a) through (j) above, and (l) in the nature of Guarantees of the obligations described in clauses (a) through (k) above of any other Person. Notwithstanding the foregoing, (i) loans to pay premiums for insurance coverage shall only be classified as Debt to the extent they are for periods of coverage on or prior to Closing and (ii) neither the loan for the Company’s 2016 Mercedes cargo van owed to Citizen’s Bank, N.A. nor the loan for the Company’s forklift shall be classified as Debt.

“Direct Claim” has the meaning set forth in Section 9.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and the Parent concurrently with the execution and delivery of this Agreement and attached to the Agreement as Schedule B.

“Dollars”, “USD”, or “$” means the lawful currency of the United States and not Canadian Dollars.

“EBITDA” means, for any period, the aggregate net income before interest, income taxes, depreciation and amortization of the Company on a consolidated basis and its subsidiaries for such period, determined in accordance with GAAP; provided, however, that under no circumstance will the calculation of EBITDA allocate to the Company any portion of Parent’s central office overhead as an expense in a category that was not a replacement of an expense category of the Company prior to the Closing.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, lease, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; excluding, however, for purposes of this Agreement, any option or right existing in favor of Parent or Company, or any Affiliate of Parent or Company.

“Escrow Agent” means the escrow agent named in the Escrow Agreement.

“Escrow Agreement” means that Escrow Agreement, the form of which shall be mutually agreed upon by Parent and the Company.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging Liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order, Contract, or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any notice of violation or infraction, or notice respecting any Environmental Claim, including if relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Equipment Lease” means any lease agreement under which one of the Company or its Subsidiaries finances the use or acquisition of machinery or equipment, as disclosed on the Financial Statements.

“Equity” means capital interests of any kind (including shares of stock, membership interests or other interests representing the equity in a limited liability company, corporation, partnership or other legal entity) and Equity Commitments.

“Equity Commitments” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other agreements, commitments or rights that could require a Person to issue any of its Equity or to sell any Equity it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity of a Person or owned by a Person; (c) statutory preemptive rights or preemptive rights granted under a Person’s Organizational Documents; (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person; and (e) any rights to participate in the appreciation of the net assets, enterprise value or fair market value of a Person.

“Final Closing Debt” has the meaning set forth in Section 2.03(b)(iii).

“Final Connecticut Earn-Out” has the meaning set forth in Section 2.03(b)(iii).

“Final Closing Statement” has the meaning set forth in Section 2.03(b)(iii).

“Final Net Working Capital” has the meaning set forth in Section 2.03(b)(iii).

“Financial Statements” has the meaning set forth in Section 4.06.

“Floor” is defined in the definition of Connecticut Earn-Out.

“Floor Amount” has the meaning set forth in Section 9.04(a).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“General Enforceability Exceptions” means enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting enforcement of creditors’ rights generally and by general principles of equity (including the possibility of unavailability of specific performance or injunctive relief), regardless of whether applied in a proceeding at Law or in equity.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, foreign or other government, political subdivision, governmental, regulatory or administrative authority, agency, department, ministry, board, commission, task force or any court, tribunal, judicial, self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator or arbitral body, court or tribunal of competent jurisdiction, customs and any other regulatory or administrative equivalent governmental entity in any country or territory with jurisdiction over the processes for the production, development, testing, manufacture, packaging, labeling, distribution, marketing or use of the products related to the business (including the Business) of any of the Company or its Subsidiaries, and the Federal Trade Commission, Antitrust Division of the U.S. Department of Justice and any other regulatory or administrative equivalent governmental entity in any country or territory with jurisdiction over antitrust or other competition matters.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“GTI Shares” means Green Thumb Industries Inc. subordinate voting shares publicly traded on the CSE under the ticker symbol GTII.CN.

“Guarantee” means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other Liability of any other Person; (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise, obligation, commitment or undertaking of such Person (i) to pay the Debt or other Liability of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations, Debts or Liabilities or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor; and (c) any Liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt, Liabilities or other obligations of such partnership or venture.

“Hazardous Materials” means: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or “EP toxicity;” (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (e) any substance, liquid, gas or vapor (in isolation or combined) deemed to be a pollutant by the enforcing Governmental Authority.

“HSR” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IFRS” means the International Financial Reporting Standards.

“Indemnified Party” has the meaning set forth in Section 9.05.

“Indemnifying Party” has the meaning set forth in Section 9.05.

“Indemnity Holdback” means [***].

“Insurance Policies” has the meaning set forth in Section 4.17.

“Intellectual Property” has the meaning set forth in Section 4.12(a).

“Intellectual Property Registrations” means all of the Company or its Subsidiaries’ Intellectual Property that is either (a) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (b) used in the current or planned Business or operations of the Company or its Subsidiaries.

“Interim Financial Statements” has the meaning set forth in Section 4.06.

“Interim Financial Statements Date” has the meaning set forth in Section 4.06.

“Knowledge” or any other similar knowledge qualification, means the actual knowledge of such Person, after due inquiry, or, if such Person is a corporate entity, the actual knowledge of any director, managing member, manager or officer of such Person, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 4.07.

“Licensed Intellectual Property” has the meaning set forth in Section 4.12(a).

“Limited Lock-Up Members” means the Company Members owning less than [***] of the Company.

“Lock-Up” a regulatory requirement of the CSE or a condition imposed on the holder by the issuer whereby the holder of GTI Shares may not directly or indirectly (a) offer, sell, contract to sell, transfer, assign, secure, hypothecate, pledge, lend, swap, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of (whether through the facilities of a stock exchange, by private placement or otherwise) or transfer any of the GTI Shares (b) make any short sale, engage in any hedging transaction, or enter into any swap or other arrangement or transaction that transfers, in whole or part, to another person any of the economic consequences of ownership of any of the GTI Shares, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise, as the case may be or (c) otherwise publicly announce any intention to do any of the activities restricted by (a) and (b).

“Lock-Up Agreement” means that agreement where, with respect to the Company Members who are Limited Lock-Up Members, the Share Consideration cannot be transferred for four (4) months and one day from issuance, and with respect to the Company Members who are not Limited Lock-Up Members, one half (1/2) of the Share Consideration cannot be transferred for four (4) months and one day from issuance, and the remaining Share Consideration cannot be transferred for twelve (12) months from issuance. The Lock-Up will be a legend on the GTI Shares issued to Company Members.

“Losses” means losses, damages, Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company or its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Merger on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the Company or its Subsidiaries operate; (iii) any change, effect or circumstance resulting from an action required by this Agreement or any Merger Document; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the Company or its Subsidiaries compared to other participants in the industries in which the Company or its Subsidiaries conduct their businesses.

“Material Contracts” has the meaning set forth in Section 4.09(a).

“Material Customers” has the meaning set forth in Section 4.16(a).

“Material Suppliers” has the meaning set forth in Section 4.16(b).

“Membership Interests” has the meaning set forth in the recitals.

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.02.

“Merger Documents” means this Agreement, the Lock-Up Agreement, the Share Consideration, the Assignments of Company Membership Interests, the Representation and Warranties Bring Down Certificate, and other documents reasonably requested by the Parent.

“Merger Expenses” means in each case, (a) any Liabilities, fees, costs, expenses of, payments made by, or obligations owed or due to be paid by, any Company related to or as a result of this Agreement, the Merger Documents or the Merger, and other related matters to the extent incurred, including, without limitation, any transaction bonus, retention, severance and change of control payments or obligations or any other compensatory payments made to any current or former employee or other service provider of any Company, and (b) solely to the extent not paid prior to the Closing, any legal, accounting, financial advisory and other third party advisory or consulting fees and other expenses incurred by any Company in connection with this Agreement, the Merger Documents or the Merger, and other related matters to the extent incurred.

“Money Laundering Laws” has the meaning set forth in Section 4.29.

“Net Adjustment” has the meaning set forth in Section 2.03(b)(iv).

“Net Cash Payment” has the meaning set forth in Section 2.02(a).

“Net Share Consideration” has the meaning set forth in Section 2.02(b).

“Net Working Capital” shall be calculated in the manner set forth on Schedule A, which sets forth the methodology to be applied in determining the Company’s Net Working Capital. The Preliminary Net Working Capital and the Final Net Working Capital shall be calculated in good faith in accordance with the Accounting Principles.

“Negotiation Period” has the meaning set forth in Section 2.03(b)(i).

“Objected Items” has the meaning set forth in Section 2.03(b)(i).

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is not a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural Person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization.

“Parent” has the meaning set forth in the preamble.

“Parent Audited Financial Statements” has the meaning set forth in Section 9.04(a).

“Parent Exclusions” has the meaning set forth in Section 9.04(a).

“Parent Financial Statements” has the meaning set forth in Section 9.04(a).

“Parent Indemnitees” has the meaning set forth in Section 9.02.

“Parent Interim Financial Statements” has the meaning set forth in Section 9.04(a).

“Parent’s Fundamental Representations” means the representations and warranties of the Parent set forth in Section 5.01.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from any Governmental Authorities in order to conduct the Business.

“Permitted Encumbrances” means, collectively, (a) Encumbrances for inchoate mechanics’ and materialmen’s liens for construction in progress and workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business and not for amounts then due but unpaid; (b) Encumbrances securing Vehicle Financing as disclosed in the Financial Statements and Interim Statement; (c) Encumbrances under any Equipment Lease; and (d) Encumbrances for Taxes not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided adequate reserves have been established for such contested Encumbrances for Taxes in accordance with GAAP.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Working Capital Statement” has the meaning set forth in Section 2.03(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of any of the Company or its Subsidiaries for any Pre-Closing Tax Period.

“Preliminary Closing Debt” has the meaning set forth in Section 2.03(a).

“Preliminary Net Working Capital” has the meaning set forth in Section 2.03(a).

“Protective Agreement” means the Confidentiality, Non-Compete, Non-Solicitation, Non-Disparagement and Invention Assignment Agreement to be entered into, in the form agreed to by the parties.

“Real Property” means the real property owned, leased or subleased by any of the Company or its Subsidiaries, together with all buildings, structures and facilities located thereon.

“Related Accounts Payable” means all Accounts Payable of the Company or its Subsidiaries to Affiliates or related parties.

“Related Accounts Receivable” means all Accounts Receivable of the Company or its Subsidiaries from Affiliates or related parties.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, managing members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Review Period” has the meaning set forth in Section 2.03(b)(i).

“Set-Off Notice” has the meaning set forth in Section 9.08.

“Share Consideration” means, subject to the adjustment, if any, set forth in Section 2.02(a), Six Million Seven Hundred Fifty Thousand (6,750,000) GTI Shares; provided, however, if the five-day VWAP closing price of GTI Shares on the day of receipt of all approvals from all Governmental Authorities necessary to complete this transaction is less than USD $9.25 per share, then Share Consideration shall mean Seven Million Seven Hundred Fifty Thousand (7,750,000) GTI Shares. The conversion of US Dollars to CAD shall be the spot price on the day of receipt of all approvals from all Governmental Authorities necessary to complete this transaction, as reported by the Wall Street Journal. All Share Consideration shall be subject to the Lock-Up Agreement.

“Statement of Objections” has the meaning set forth in Section 2.03(b)(i).

“Straddle Period” has the meaning set forth in Section 7.03.

“Subscription Receipt” means a subscription receipt of the Parent entitling the holder thereof to receive, upon the occurrence of the release event set forth in the Subscription Receipt Agreement, and without payment of any additional consideration, on the exchange thereof, the number of GTI Shares as more fully described in the Subscription Receipt Agreement.

“Subscription Receipt Agreement” means the agreement, the terms of which are mutually agreeable to the Parent and the Company, regarding the delivery of Subscription Receipts of the Parent.

“Surviving Provisions” means Article I (Definitions), Section 6.04 (Confidentiality), Section 10.02 (Effect of Termination) and Article XI (Miscellaneous).

“Target Net Working Capital” means Two Million Five Hundred Thousand Dollars ($2,500,000) with no less than Five Hundred Thousand Dollars ($500,000) in cash.

“Taxes” means (a) all federal, state, local, foreign and other income, gross receipts, sales, use, value added, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, social security (or similar), disability, unemployment, estimated, alternative or add-on minimum, unclaimed property or escheat obligations, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and (b) any Liability for amounts described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined, unitary or similar group (including as a result of being a member of an affiliated group within the meaning of Section 1504(a) of the Code or any similar provision of state, local, or foreign Tax Law), as a result of being a withholding or collection agent, as a result of being a transferee or successor or by Contract, pursuant to applicable Law or otherwise.

“Tax Claim” has the meaning set forth in Section 7.04.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating or required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 9.05(a).

“Union” has the meaning set forth in Section 4.22(b).

“Vehicle Financing” means any loan or financing agreement under which the Company or its Subsidiaries finances the use or acquisition of vehicles, as disclosed on the Financial Statements.

“VWAP” means the volume weighted average closing price on the CSE.

“Working Capital Holdback” means Two Hundred Fifty Thousand Dollars ($250,000) that will be held by the Parent from the Cash Payment until the date that the actual Final Net Working Capital is determined and the Merger Consideration adjusted in accordance with Section 2.03(b)(iv).

ARTICLE II

MERGER

Section 2.01. Merger    Upon and subject to the terms and conditions of this Agreement, the GTI Sub shall merge with and into the Company on the Closing Date at the Effective Time (as defined below), and the parties and in the percentages listed on Exhibit A will receive the Merger Consideration in exchange for all of the Membership Interests. From and after the Effective Time, the separate corporate existence of the GTI Sub shall cease, and the Company shall continue as the surviving entity in the Merger as a wholly owned subsidiary of the Parent. The “Effective Time” shall be the time at which the Certificate of Merger (the “Certificate of Merger”) and other appropriate or required documents prepared and executed in accordance with the relevant provisions of the Connecticut Entity Transactions Act are filed with the Secretary of State of Connecticut. In consideration of the Merger of the GTI Sub with and into the Company, the Parent will pay the Merger Consideration to the parties and in the percentages listed on Exhibit A.

Section 2.02. Merger Consideration. Subject to adjustment pursuant to Section 2.03, the consideration for the Merger (the “Merger Consideration”) shall be equal to the sum of the Net Cash Payment described in (a), below, plus the Net Share Consideration as described in (b), below, plus the Connecticut License Final Share Consideration as described in (c), below, plus the Working Capital Holdback and plus the Indemnity Holdback as described in (d), below:

(a) Net Cash Payment. Fifteen Million Dollars ($15,000,000), subject to the 80/20 Reduction (as defined below) (“Cash Payment”), less the Working Capital Holdback, and less the cash portion of the Indemnity Holdback (“Net Cash Payment”) shall be paid on the Closing Date at the Closing pursuant to Section 2.04(c)(i) to the parties and in the percentages listed on Exhibit A. All other consideration and earn-outs shall be paid in GTI Shares. Notwithstanding the foregoing, if the Cash Payment would otherwise constitute more than twenty percent (20%) of the total Merger Consideration, the Cash Payment shall be reduced to the extent necessary to constitute twenty percent (20%) or less of the total Merger Consideration (the “80/20 Reduction”), and the Share Consideration shall be increased by the number of additional GTI Shares, valued at the five day VWAP on the last CSE trading day before the Closing Date, equal to the amount of the 80/20 Reduction (stated as a positive integer).

(b) Net Share Consideration. The Share Consideration, less the portion of the Indemnity Holdback comprised of GTI Shares, plus the Connecticut License Initial Share Consideration (“Net Share Consideration”), shall be delivered at Closing to the parties and in the percentages listed on Exhibit A, which Net Share Consideration shall be subject to the Lock-Up Agreement.

(c) Connecticut License Final Share Consideration. The Connecticut License Final Share Consideration, which shall be subject to the Lock-Up Agreement when issued, shall be delivered to the parties and in the percentages listed on Exhibit A within five Business Days after the date the Connecticut dispensary opens to serve patients, after receiving regulatory approval.

(d) Indemnity Holdback. Parent shall deliver the Indemnity Holdback to the Escrow Agent to hold and retain the Indemnity Holdback in accordance with the Escrow Agreement.

(e) Connecticut Bond Escrow Funds. Upon receipt by the Company of all or any portion of the Connecticut Bond Escrow Funds, those funds received shall be distributed by the Company to the parties and in the percentages listed on Exhibit A.

Section 2.03. Merger Consideration Adjustment.

(a) Post-Closing Working Capital Adjustment. No later than 90 days following the Closing Date, the Parent shall prepare and deliver a statement (the “Post-Closing Working Capital Statement”) to the Company Board setting forth the Parent’s good faith calculation of (i) Net Working Capital as of the Closing (the “Preliminary Net Working Capital”); and (ii) Debt as of the Closing (the “Preliminary Closing Debt”). The Post-Closing Working Capital Statement shall be prepared in accordance with the Accounting Principles.

(b) Examination and Review.

(i) Upon receipt of the Post-Closing Working Capital Statement or the Connecticut Earn-Out Statement, the Company Board shall have 30 days (the “Review Period”) to review such Post-Closing Working Capital Statement or the Connecticut Earn-Out Statement. If the Company Board has accepted such Post-Closing Working Capital Statement or the Connecticut Earn-Out Statement in writing or have not given written notice to the Parent setting forth any objection of the Company Board to such Post-Closing Working Capital Statement or the Connecticut Earn-Out Statement, as the case may be (a “Statement of Objections”), on or before the last day of the Review Period, then such Post-Closing Working Capital Statement or the Connecticut Earn-Out Statement, as the case may be, shall be final and binding upon the parties. In the event that the Company Board timely delivers a Statement of Objections, the Parent and the Company Board shall negotiate in good faith to resolve any objection within 30 days following the receipt by the Parent of the Statement of Objections (the “Negotiation Period”). The Statement of Objections shall reasonably explain any objection to the Post-Closing Working Capital Statement or the Connecticut Earn-Out Statement and the amounts or line items thereof as to which the Company Board disagrees (collectively, the “Objected Items”) and to the extent then known to the Company Managers shall include the Dollar amount of each such objection and the Company Board’s proposed calculation of each such amount. The Company Board shall provide reasonable supporting documentation for each Objected Item concurrently with the delivery of the Statement of Objections. Except for Objected Items, the Company Board shall be deemed to have accepted all other amounts contained in the Post-Closing Working Capital Statement or the Connecticut Earn-Out Statement, and all such amounts shall be considered final and binding for all purposes hereunder. If, during the Negotiation Period, the Company Board and the Parent agree in writing upon any of the Objected Items, the amounts so determined shall no longer be considered to be Objected Items and will be final and binding on the parties for all purposes hereunder. If the Parent and the Company Board are unable to reach an agreement in writing on any Objected Item on or before the last day of the Negotiation Period, then the Parent or the Company Board may submit such matter to the Accounting Referee, and if so submitted, the Parent and the Company Board shall execute such engagement letter or other agreements as reasonably requested by the Accounting Referee.

(ii) The parties shall instruct the Accounting Referee (A) to only consider the Objected Items on which the Company Board and the Parent have not reached an agreement in writing, (B) to make his determination taking into account the principles and definitions set forth in this Agreement and Schedule A, as applicable, including the definitions of Net Working Capital, Debt, and Connecticut Earn-Out contained herein, and (C) to resolve all outstanding Objected Items within 20 days after receipt of the Statement of Objections, or as soon as practicable thereafter, D) to base his determination solely on the presentations to be made by the Parent and the Company Board that are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review) and (E) not to assign a value to any item greater than the greatest value for such item claimed by either the Parent or the Company Board or less than the smallest value for such item claimed by either the Parent or the Company Board. The resolution of the dispute by the Accounting Referee shall be final, binding and non-appealable on the parties hereto, absent manifest error. For the avoidance of doubt, the Accounting Referee shall act as an expert and not an arbitrator.

(iii) The Post-Closing Working Capital Statement and the Connecticut Earn-Out Statement as agreed to by the Company Board and the Parent (including if no Statement of Objections is given to the Parent within the Review Period) or as determined by the Accounting Referee is referred to herein as the “Final Closing Statement” and (A) the Net Working Capital set forth on such Final Closing Statement shall be deemed the final Net Working Capital (the “Final Net Working Capital”), (B) the Debt set forth on such Final Closing Statement shall be deemed the final Closing Debt (the “Final Closing Debt”), and (C) the Connecticut Earn-Out set forth on such Final Closing Statement shall be deemed the final Connecticut Earn-Out (the “Final Connecticut Earn-Out”).

(iv) The Merger Consideration shall be adjusted by an amount equal to the net increase or decrease to the Merger Consideration (the “Net Adjustment”) as a result of the following:

(A) If the Final Net Working Capital includes less than $500,000 in cash, then the amount by which the Final Net Working Capital consists of less than $500,000 in cash shall be retained by Parent in cash from the Working Capital Holdback and the Final Net Working Capital shall be increased by that amount;

(B) If the Final Net Working Capital, after adjustment for the cash shortfall, as described in (A), above, is less than the Target Net Working Capital, then the amount of such difference shall be retained by the Parent from the Working Capital Holdback and the Merger Consideration shall be reduced accordingly, and the balance, if any, of the Working Capital Holdback shall be paid in accordance with Section 2.03(b)(v) below to the parties in the percentages listed on Exhibit A;

(C) If the Final Net Working Capital is more than the Target Net Working Capital, but includes less than $500,000 in cash, then (i) the amount by which the Final Net Working Capital consists of less than $500,000 in cash shall be retained by the Parent from the Working Capital Holdback and added to the Final Net Working Capital, and (ii) the amount that the Final Net Working Capital, as increased by the amount of cash retained by Parent from the Working Capital Holdback determined in accordance with clause (i) of subsection 2.03(b)(iv)(A), is in excess of the Target Working Capital shall be added to the Share Consideration based upon the five day VWAP on the date of the Net Adjustment final determination, and the balance, if any, of the Working Capital Holdback shall be distributed in accordance with Section 2.03(b)(v) below, to the parties in the percentages listed on Exhibit A; and

(D) If the Final Closing Debt is greater than zero, then the Final Closing Debt shall be deducted from the Cash Payment of the Merger Consideration or, if the Cash Payment has already been distributed, then from the Working Capital Holdback or the Indemnity Holdback, at Parent’s option.

(v) If the Net Adjustment results in an increase to the Merger Consideration, then such amount shall be added to the Merger Consideration, and within three Business Days following the determination of the Net Adjustment, the Parent shall pay the balance remaining to be paid on the Net Adjustment to the parties in the percentages listed on Exhibit A in GTI Shares representing the increase based upon the GTI Share price equal to the five day VWAP on the date of the Net Adjustment determination. If the Net Adjustment results in a decrease to the Merger Consideration, then such amount shall be retained by the Parent from the Working Capital Holdback and, if the Working Capital Holdback is insufficient, then the remainder shall be a set off from the Connecticut Earn-Out. Within three Business Days following the determination of the Net Adjustment, the Parent shall first deduct and retain the balance remaining to be paid on the Net Adjustment from the Working Capital Holdback and immediately thereafter disburse to the parties in the percentages listed on Exhibit A any remaining balance in the Working Capital Holdback, if any, by wire transfer of immediately available funds to accounts designated on Exhibit A.

(vi) The costs and expenses of the Accounting Referee shall be borne by the Company, on the one hand, and the Parent, on the other hand, in proportion to the difference between the Accounting Referee’s determination of the Net Adjustment and the Net Adjustment claimed by the Parent and the Company Members. For example, if it is the Parent’s position that the Net Adjustment is $300, the Company Members’ position is that the Net Adjustment is $100, and the Accounting Referee’s finding is that the Net Adjustment is $150, then the Parent shall pay 75% (300-150 / 300-100) of such fees and expenses and the Company Members shall pay 25% (150-100 / 300-100) of such fees and expenses.

(c) Adjustments for Tax Purposes. Any adjustments made pursuant to this Section 2.03 shall be treated as an adjustment to the Merger Consideration by the parties for Tax purposes, unless otherwise required by Law.

(d) Connecticut Earn-Out. Within ninety (90) days from the date that is twelve months from the date of Closing, the Connecticut Earn-Out shall be determined by the Parent (the “Connecticut Earn-Out Statement”) and provided to the parties in the percentages listed on Exhibit A. Upon finalization of the Connecticut Earn-Out Statement in accordance with Section 2.03(b), the Parent shall pay the parties in the percentages listed on Exhibit A the Connecticut Earn-Out due them, if any. Notwithstanding anything otherwise contained in this Agreement, in the event that the employment of three of the Company Working Managers is terminated by the Company, with or without cause, the Connecticut Earn-Out shall be the greater of (i) the [***] Floor payment, or (ii) the Connecticut Earn-Out amount otherwise due as a result of the Connecticut EBITDA.

Section 2.04. Closing.

(a) Subject to the terms and conditions of this Agreement, the Merger contemplated hereby shall take place after the last of the conditions to Closing set forth in Article VIII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) (the “Closing”), remotely by the electronic transmission of documents and wire transfer of funds, (except with respect to any instruments validly transferable under applicable Law only by physical delivery) but no later than June 30, 2019 unless another date is agreed to in writing by the Company and the Parent, (the “Closing Date”).

(b) All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

(c) At the Closing, the Parent shall deliver or cause to be delivered to the Company and the Company Members:

(i) The Net Cash Payment, by wire transfer of immediately available funds to the parties and in the percentages listed on Exhibit A;

(ii) the Net Share Consideration, to the parties and in the percentages listed on Exhibit A;

(iii) a certificate of the Secretary (or equivalent officer) of the Parent certifying (A) that attached thereto are true and complete copies of all resolutions adopted by the board of directors or equivalent governing body of the Parent authorizing the execution, delivery and performance of this Agreement and the other Merger Documents and the consummation of the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Merger; and (B) the names and signatures of the officers of the Parent authorized to sign this Agreement, the other Merger Documents to which the Parent is a party and the other documents to be delivered hereunder and thereunder;

(iv) a good standing certificate (or its equivalent) for each of the Parent and the GTI Sub from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which each of the Parent and the GTI Sub is organized; and

(v) a certificate of the Secretary (or equivalent officer) of the GTI Sub (A) that attached thereto are true and complete copies of all resolutions adopted by the board of directors or equivalent governing body of the GTI Sub authorizing the execution, delivery and performance of this Agreement and the other Merger Documents and the consummation of the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Merger; and (B) the names and signatures of the officers of the GTI Sub authorized to sign this Agreement, the other Merger Documents to which the GTI Sub is a party and the other documents to be delivered hereunder and thereunder.

(d) At the Closing, the Company shall deliver to the Parent:

(i) evidence that the Certificate of Merger in the form attached hereto as Exhibit B has been filed with the Secretary of State of the State of Connecticut;

(ii) offer letters and Protective Agreements, duly executed by the each of the Company Working Managers and either the Parent or one of its Subsidiaries;

(iii) evidence of termination of Affiliate Contracts (which, for the avoidance of doubt, would not include any Merger Document);

(iv) evidence of payment in full or conversion of the Convertible Promissory Notes described in Section 4.02(b);

(v) evidence of the termination of the Company’s operating agreement;

(vi) a certificate of the Secretary (or equivalent officer) of the Company certifying (A) that attached thereto are true and complete copies of all resolutions adopted by the board of managers (or equivalent body) of the Company authorizing the execution, delivery and performance of this Agreement and the other Merger Documents to which the Company is a party and the consummation of the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Merger; (B) that the Organizational Documents of the Company and its Subsidiaries attached thereto are correct, complete, unmodified and in full force and effect on the Closing Date; and (C) the names and signatures of the officers of the Company authorized to sign the Merger Documents and the other documents to be delivered hereunder and thereunder;

(vii) a good standing certificate (or its equivalent) for the Company and each of its Subsidiaries from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company and each Subsidiary is organized;

(viii) a certificate pursuant to Treasury Regulations Section 1.1445-2(b) certifying that none of the Company Members are a foreign Person within the meaning of Section 1445 of the Code, reasonably satisfactory to Parent;

(ix) a mutually acceptable option agreement for the 17.1% CAL FUNDING interests shall be executed by the appropriate parties;

(x) Subscription Receipt Agreements in the form acceptable to the Company and the Parent are delivered to the Escrow Agent; and

(xi) an Escrow Agreement in a form acceptable to the Company and the Parent with an Escrow Agent acceptable to the Company and the Parent is executed and delivered.

ARTICLE III

REPORTING FOR TAX PURPOSES

Section 3.01. Tax Reporting. Each of the Parent, GTI Sub, and Company shall report the Merger as a reorganization described under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code on their respective federal and state income tax returns, and all parties shall cooperate in filing all other required forms and disclosures in a manner consistent with the foregoing tax treatment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO THE COMPANY AND ITS SUBSIDIARIES

Except as may otherwise be set forth in the Disclosure Schedules, which shall be organized by Section and Subsection corresponding to the representations and warranties set forth in this Agreement with only those disclosures listed in a Section or Subsection of the Disclosure Schedules modifying the corresponding (and no other) Section or Subsection of this Agreement, the Company hereby represents and warrants to the Parent as follows:

Section 4.01. Organization, Authority and Qualification of the Company and its Subsidiaries.

(a) The Company is a limited liability company duly organized and validly existing under the Laws of the state of Connecticut. Each of the Subsidiaries is a limited liability company duly organized and validly existing under the Laws of the state of Connecticut. The copies of the Organizational Documents of the Company and its Subsidiaries delivered to the Parent by the Company are complete and correct copies thereof. The Organizational Documents of each of the Company and its Subsidiaries are in full force and effect, and none of the Company or its Subsidiaries is in violation of any provision thereof.

(b) The Company and its Subsidiaries each have the requisite limited liability company power and authority to execute the Merger Documents to which the Company and/or its Subsidiaries are a party, to perform their obligations thereunder, and to consummate the Merger, to own, operate or lease its properties and assets now owned, operated or leased by it, and to carry on its business as it has been and is currently conducted. The Merger Documents to which each Company and/or its Subsidiaries is a party will be, when delivered to the other parties thereto, duly executed and delivered by such Company and/or its Subsidiaries, and, assuming due authorization, execution and delivery by the other parties thereto, will constitute a legal, valid and binding obligation of such Company and its Subsidiaries, enforceable against such Company and its Subsidiaries in accordance with the terms thereto, except as such enforcement may be limited by the General Enforceability Exceptions. All limited liability company actions taken by the Company and its Subsidiaries in connection with the Merger Documents to which any of the Company and its Subsidiaries is a party will be duly authorized on or prior to the Closing.

Section 4.02. Capitalization.

(a) The Company Members are the sole and exclusive holders of record and beneficial owners of all classes of all the Membership Interests in the Company in the percentages set forth on Exhibit A attached hereto. The Membership Interests constitute 100% of the total issued and outstanding Equity in the Company. All of the Membership Interests have been duly authorized and are validly issued, are fully-paid and non-assessable, and have been issued in compliance with all applicable Laws and any preemptive rights, rights of first refusal or similar rights of any Person. The Membership Interests were not issued in violation of any of the Organizational Documents of the Company or any other agreement, arrangement or commitment to which the Company and its Subsidiaries is a party.

(b) Except for the Convertible Promissory Notes in the original principal amount of Three Million Dollars ($3,000,000), each of which will be paid in full or converted immediately prior to the Closing, and except as may be contained in the Organizational Documents, each of which provisions will be extinguished and of no force and effect by virtue of the termination of the Company’s operating agreement contemporaneously with the Merger, there are no outstanding or authorized subscriptions, options, warrants, calls, preemptive rights, conversion or other rights, agreements, arrangements, commitments of any character, trusts, proxies or understandings relating to the sale, issuance, registration or voting of any membership interests or other Equity Commitments of any of the Company or its Subsidiaries, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any Equity of any of the Company or its Subsidiaries. Except as may be contained in the Organizational Documents, each of which provisions will be extinguished and of no force and effect by virtue of the termination of the Company’s operating agreement contemporaneously with the Merger, there are no outstanding agreements or commitments obligating any of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire, or pay any dividends in respect of, any outstanding Equity of any of the Company or its Subsidiaries, and there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the membership interests or other Equity of any of the Company or its Subsidiaries.

(c) Except as set forth in Section 4.02(c) of the Disclosure Schedules, neither one of the Company nor its Subsidiaries owns, or has any interest in, any shares, ownership interest or Equity in any other Person.

Section 4.03. Equity Commitments. Except as provided for in this Agreement, including, without limitation, in Section 4.03 of the Disclosure Schedules, (a) neither the Company nor any other Person has Equity Commitments outstanding with respect to the Membership Interests, and neither the Company nor its Subsidiaries has an obligation, whether currently or contingent upon the occurrence of any event or passage of time, to issue any Equity Commitments with respect to the Membership Interests or other Equity of any of the Company or its Subsidiaries; (b) no Equity Commitments with respect to the Membership Interests or other Equity of any of the Company or its Subsidiaries will arise in connection with or as a result of the Merger; (c) except as may be set forth in the Organizational Documents, there are no agreements with respect to the voting or transfer of the Membership Interests or other Equity of any of the Company or its Subsidiaries, nor is any of the Company or its Subsidiaries a party to any agreement containing any right of first refusal, right of first offer or right of co-sale relating to the Membership Interests or other Equity of any of the Company or its Subsidiaries; and (d) neither the Company nor its Subsidiaries is obligated to redeem or otherwise acquire any of the Membership Interests or other Equity of any of the Company or its Subsidiaries.

Section 4.04. Qualifications. Section 4.04 of the Disclosure Schedules sets forth each jurisdiction in which each of the Company and its Subsidiaries is licensed or qualified to do business, and each Company and Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 4.05. No Conflicts; Consents. Except as set forth in Section 4.05 of the Disclosure Schedules, the execution, delivery and performance by the Company and its Subsidiaries of the

Merger Documents to which any of the Company or its Subsidiaries is a party, and the consummation of the Merger, do not (a) contravene any provision of the Organizational Documents of any of the Company or its Subsidiaries or any Law; (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any Permit or consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, Contract, lease, sublease, license, Permit, franchise or other instrument or arrangement to which any of the Company or its Subsidiaries is a party; (c) require, with respect to any of the Company or its Subsidiaries, the consent or Permit of any Person (including any Governmental Authority) under any Law or agreement which has not already been obtained; or (d) result in the creation or imposition of any Encumbrance on any properties (including Real Property) or assets of any of the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has received any notice to the effect that, or otherwise been advised that, any of the Company or its Subsidiaries is not in compliance with any Law. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any of the Company and its Subsidiaries in connection with the execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger. Notwithstanding the foregoing, the parties acknowledge that the Company will be required to obtain regulatory consent from various jurisdictions for approval of a change in ownership of an entity holding a License, which consents will be necessary before the Company may finalize the Merger.

Section 4.06. Financial Statements. Section 4.06 of the Disclosure Schedules contains complete copies of the accountant-compiled financial statements of the Company and its Subsidiaries consisting of the balance sheet of each as of its respective fiscal year end in each of the years 2016 and 2017 and the related statements of income for the years then ended (the “Compiled Financial Statements”), and management-prepared financial statements consisting of the balance sheet of each Company and its Subsidiaries (the “Balance Sheet”) as of October 30, 2018 (the “Interim Financial Statements Date”) and the related statements of income for the applicable period then ended (the “Interim Financial Statements” and, together with the Compiled Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse). The Financial Statements (a) are consistent with the books and records of each of the Company and its Subsidiaries (which books and records are correct and complete in all material respects); (b) fairly present the financial condition of each of the Company and its Subsidiaries and the respective assets and Liabilities of each as of the respective dates they were prepared and the results of the operations of each of the Company and its Subsidiaries for the periods indicated, in each case, in accordance with GAAP, and in the case of the Interim Financial Statements, subject to the exceptions set forth in the preceding sentence; (c) do not include any extraordinary or nonrecurring operation or transaction except as expressly set forth in the notes thereto; and (d) comply with all Laws and Governmental Orders in all material respects.

Section 4.07. Undisclosed Liabilities. Except as set forth in Section 4.07 of the Disclosure Schedules, neither the Company nor its Subsidiaries has any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected on, accrued, or reserved against in the Balance Sheet, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Interim Financial Statements Date and which are not, individually or in the aggregate, material in amount.

Section 4.08. Absence of Certain Changes, Events and Conditions. Except as set forth in Section 4.08 of the Disclosure Schedules, since the Interim Financial Statements Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to any of the Company or its Subsidiaries, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) issuance, sale or other disposition of, or creation of any Encumbrance on, any Equity of any of the Company nor its Subsidiaries, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Equity of any of the Company nor its Subsidiaries;

(c) redemption, purchase or acquisition of any Equity of the Company or its Subsidiaries;

(d) change in any method of accounting or accounting practice of any of the Company or its Subsidiaries, except as required by GAAP;

(e) change in the any of the Company or its Subsidiaries’ cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(f) entry into any Contract that would constitute a Material Contract;

(g) incurrence, assumption or Guarantee of any Debt for borrowed money;

(h) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any Debts or entitlements;

(i) damage, destruction or loss (whether or not covered by insurance) to its property (including Real Property);

(j) any capital investment in, or any loan to, any other Person;

(k) acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which any of the Company or its Subsidiaries is a party or by which it is bound;

(l) any capital expenditures;

(m) other than Permitted Encumbrances, imposition of any Encumbrance upon any of the Company or its Subsidiaries’ properties (including Real Property) or assets, tangible or intangible;

(n) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, members, managers, consultants or independent contractors, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, member, manager, consultant or independent contractor;

(o) adoption, modification or termination of any: (i) employment, severance, retention or other agreement with an employee, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(p) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its members, managers, officers and employees;

(q) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(r) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provision of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(s) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $50,000, individually (in the case of a lease, per annum) or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(t) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets, stock or other Equity of, or by any other manner, any business or any Person or any division thereof;

(u) action by any of the Company or its Subsidiaries to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax Liability of, or reducing any Tax deduction, credit or other benefit or favorable Tax attribute available to, the Parent in respect of any Post-Closing Tax Period; or

(v) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 4.09. Material Contracts.

(a) Section 4.09(a) of the Disclosure Schedules sets forth a true, complete and correct list of each of the following Contracts (other than purchase orders entered into in the ordinary course of business and, Contracts that by their terms may be terminated in the ordinary course of business upon less than 60 days’ notice without penalty or premium) to which any Company is a party or by which any Company is bound and which have not been entirely fulfilled or performed (such Contracts, collectively, the “Material Contracts”):

(i) all Contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the Membership Interests or other Equity of any of the Company nor its Subsidiaries;

(ii) any Contract that by its terms requires the payment by or on behalf of any of the Company or its Subsidiaries in excess of $50,000 per annum or the delivery by any of the Company nor its Subsidiaries of goods or services with a fair market value in excess of $50,000 per annum or provides for any of the Company or its Subsidiaries to receive payments in excess of $50,000 per annum;

(iii) all Contracts involving a loan (other than accounts receivable owing from trade debtors in the ordinary course of business) or advance to (other than travel and entertainment advances to the employees of any of the Company or its Subsidiaries extended in the ordinary course of business), or investment in, any Person or any agreement relating to the making of any such loan, advance or investment;

(iv) any Contract that (i) requires any of the Company or its Subsidiaries to purchase any product or service in excess of $50,000 from a third party or (ii) requires that any of the Company or its Subsidiaries deal exclusively with a third party in connection with the sale or purchase of any product or service;

(v) any Contract that relates to an acquisition or divestiture of material assets that contains covenants, indemnities or other contractual obligations that could impose a Liability that is material to any of the Company or its Subsidiaries;

(vi) any Contract under which any of the Company or its Subsidiaries has any outstanding Debt or evidencing an Encumbrance on any property or asset of any of the Company or its Subsidiaries, other than a Permitted Encumbrance;

(vii) all Contracts under which any Person (other than the Company or its Subsidiaries) has directly or indirectly guaranteed Debt of any of the Company or its Subsidiaries;

(viii) any bonds or Contracts of Guarantee in which any of the Company or its Subsidiaries acts as a surety or guarantor with respect to any obligation (fixed or contingent) of another Person;

(ix) all Contracts involving any joint venture, partnership, strategic alliance, shareholders’ agreement, co-marketing, co-promotion, joint development or similar arrangement;

(x) all Contracts involving any resolution or settlement of any actual or threatened Action under which any of the Company or its Subsidiaries has any obligation or Liability that will continue after the Closing Date;

(xi) any Contract limiting or restraining any of the Company or its Subsidiaries or any successor thereto from engaging or competing in any manner, in any location or in any business;

(xii) all Affiliate Contracts;

(xiii) any Contract providing for the license of or settlement with respect to the Company or its Subsidiaries’ Intellectual Property (other than commercially available software and hardware), as well as Intellectual Property license agreements under which any of the Company or its Subsidiaries is currently a licensee;

(xiv) any Contract concerning the occupancy, management or operation of any Real Property owned, leased or used by any of the Company or its Subsidiaries;

(xv) all collective bargaining agreements entered into by any of the Company or its Subsidiaries; and

(xvi) any Contract providing that any of the Company or its Subsidiaries indemnify any Person in an amount that would be material to such Company or Subsidiary, other than any such agreement entered into in the ordinary course of business.

(b) Each of the Company and all of its Subsidiaries is in material compliance with the terms and provisions of each Material Contract. No party to any Material Contract is in breach or default under any of its terms. Neither of the Company nor its Subsidiaries has received written notice of any breach, default or notice of termination by any Person under any Material Contract. A copy of each written Material Contract has been provided to the Parent and a description of each verbal Material Contract is set forth in Section 4.09(a) of the Disclosure Schedules.

(c) Each Material Contract is (i) valid and binding on each of the Company or any Subsidiary in accordance with its respective terms and (ii) in full force and effect. None of the Company or its Subsidiaries is in breach of or default under (or is alleged to be in breach of or default under), or has provided, delivered, or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

(d) Other than as set forth in Section 4.09(d) of the Disclosure Schedules, neither of the Company nor its Subsidiaries has any Liability for the deferred purchase price of property, goods or services, whether connected or not to the acquisition of any business (earn-out or other similar type of payments) or noncompetition agreement.

Section 4.10. Title to, Condition and Sufficiency of Assets.

(a) The Company and each of its Subsidiaries has good and valid title to, or, as applicable, a valid and existing leasehold interest in or license to, all of its properties and assets, including furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property and other assets reflected in the Compiled Financial Statements, the Interim Financial Statements, or acquired after the Interim Financial Statements Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Financial Statements Date. All such properties and assets (including leasehold interests) (i) are free and clear of all Encumbrances other than Permitted Encumbrances; and (ii) include all the tangible and intangible assets and rights required for the operation of the Business as has been and as is currently being conducted by the Company or its Subsidiaries. During the past five years, there has not been any significant interruption of the Business due to inadequate maintenance or obsolescence of such properties and assets (including leasehold interests).

(b) Except as set forth in Section 4.10(b) of the Disclosure Schedules, the furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and each of its Subsidiaries are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

(c) Section 4.10(c) of the Disclosure Schedule sets forth a list of all vehicles owned, leased or otherwise used by the Company or its Subsidiaries.

Section 4.11. Real Property. Except as provided in Section 4.11 of the Disclosure Schedule, neither of the Company nor its Subsidiaries owns or leases or has ever owned or leased any Real Property.

Section 4.12. Intellectual Property.

(a) “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, including such property that is owned by the Company or its Subsidiaries (the “Companies’ Intellectual Property”) and that in which the Company or its Subsidiaries holds exclusive or non-exclusive rights or interests granted by license from other Persons (“Licensed Intellectual Property”):

(i) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered, unregistered or arising by Law, and all registrations and applications for registration of such trademarks, including intent-to-use applications, and all issuances, extensions and renewals of such registrations and applications;

(ii) internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or Governmental Authority;

(iii) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered, unregistered or arising by Law), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(iv) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and

(v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

(b) All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing.

(c) The Company and its Subsidiaries, each as the case may be, own exclusively all right, title and interest in and to the Companies’ Intellectual Property, free and clear of Encumbrances and have the exclusive right to use and license the same, free and clear of any claim or conflict with the Intellectual Property of others and no royalties, honorariums or fees are payable by any of the Company or its Subsidiaries to any Person by reason of the ownership or use of the Companies’ Intellectual Property.

(d) The Companies’ Intellectual Property and Licensed Intellectual Property as currently or formerly owned, licensed or used by the Company or its Subsidiaries or proposed to be used, and the Business as currently and formerly conducted and proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. Neither the Company nor its Subsidiaries has received any communication, and no Action has been instituted, settled or, to the Knowledge of the Company or its Subsidiaries, threatened that alleges any such infringement, violation or misappropriation, and none of the Companies’ Intellectual Property is subject to any outstanding Governmental Order.

(e) To the Knowledge of the Company and its Subsidiaries, no Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any of the Companies’ Intellectual Property.

Section 4.13. Recall and Defective Products.

(a) Each product distributed, sold or serviced by the Company or its Subsidiaries meets all the provisions of all applicable Laws, policies, guidelines and any other requirements of a Governmental Authority.

(b) Section 4.13(b) of the Disclosure Schedules sets forth (i) a list of all products which at any time have been recalled, withdrawn or suspended by the Company or its Subsidiaries, whether voluntarily or otherwise, including the date recalled, withdrawn or suspended and a brief description of all completed or pending proceedings seeking the recall, withdrawal, suspension or seizure of any product; (ii) a brief description of all completed or pending proceedings seeking the recall, withdrawal, suspension or seizure of any product; and (iii) a list of all regulatory letters received by the Company or its Subsidiaries or any of their Affiliates or agents relating to any of the Company or its Subsidiaries or any of their products or establishments.

(c) To the Knowledge of the Company and its Subsidiaries, there exists no set of facts which could reasonably be expected to furnish a basis for the recall, withdrawal or suspension of any product registration, product license, import license or other license, approval or consent of any Governmental Authority with respect to any of the Company or its Subsidiaries or any of their products or establishments.

(d) There are no Actions that are pending or, to the Knowledge of the Company or its Subsidiaries, threatened under or pursuant to any warranty, whether express or implied, on products or services sold by any of the Company or its Subsidiaries. There are no Actions existing and, to the Knowledge of the Company or its Subsidiaries, there is no basis for any Actions against any of the Company or its Subsidiaries for injury to Persons, animals or property as a result of the sale, distribution or manufacture of any product or performance of any service by any of the Company or its Subsidiaries, including, but not limited to, Actions arising out of the perished, defective or unsafe nature of its products or services.

Section 4.14. Inventory. The inventory set forth in the Financial Statements (the “Companies’ Inventory”) was properly stated therein at the lower of cost or market value determined in accordance with GAAP, and the value of obsolete materials, materials below standard quality and slow-moving materials have been written down in accordance with GAAP. The Companies’ Inventory is owned by the Company or its Subsidiaries, each as the case may be, free and clear of all Encumbrances other than Permitted Encumbrances. The Companies’ Inventory (i) has been maintained in the ordinary course of business consistent with past practice, (ii) consists of items of a quality usable or saleable in the ordinary course of business consistent with past practice, (iii) will have a useful life which shall not be less than the useful life that such type of inventory has had in the ordinary course of business consistent with past practice, and (iv) will be consistent in quantity and quality with the quantity and quality of the inventory maintained in the ordinary course of business consistent with past practice. All of the Companies’ Inventory is lawful for its current and intended use and fully registered as may be required under applicable Law, with the exception being federal laws applicable to marijuana.

Section 4.15. Accounts. Subject to proper reserves taken into account as reflected in the Financial Statements, the accounts and notes receivable of the Company and each of its Subsidiaries are not subject to any dispute, counterclaim, defense, set-off or other claim. The accounts and notes receivable of the Company and each of its Subsidiaries are valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performances of services and other business transactions of the Company and each of its Subsidiaries, are held free and clear of all Encumbrances other than Permitted Encumbrances and, to the Knowledge of the Company and each of its Subsidiaries, are collectable in the ordinary course of business. Since the Interim Financial Statements Date, neither the Company nor its Subsidiaries has (a) with respect to any portion of its trade accounts payable (i) failed to pay its trade accounts payable in the ordinary course of business consistent with past practice or (ii) extended the terms of payment, whether by Contract, amendment, act, deed or course of dealing, of any trade account payable, or (b) with respect to any portion of its accounts and notes receivable, accelerated or delayed collection of such accounts and notes receivable.

Section 4.16. Customers and Suppliers.

(a) Section 4.16(a) of the Disclosure Schedules sets forth the 9 customers of the Company based on gross revenue for the period of January 1, 2018 through November 30, 2018 Date, together with the Dollar amount of goods and/or services sold by the Company during such period to each such customer (collectively, the “Material Customers”). Except as disclosed on Section 4.16(a) of the Disclosure Schedules, no Material Customer has terminated or materially altered its relationship with the Company or has stated its intention to the Company to not continue to do business or to materially alter its relationship with any of the Company. The Company has no material disputes or disagreements with any Material Customer. To the Knowledge of the Company and its Subsidiaries, there exists no set of facts which could reasonably be expected to furnish a basis for any of the Material Customers to not continue to do business or to materially alter their respective relationship with the Company. No Subsidiary has any customers.

(b) Section 4.16(b) of the Disclosure Schedules sets forth the 15 principal suppliers based on expenses to whom each Company has paid consideration for goods or services for the period of January 1, 2018 through November 30, 2018, together with the Dollar amount of goods and/or services purchased by the Company or its Subsidiaries from each such supplier (collectively, the “Material Suppliers”). No Material Suppliers sells to or supplies the Company or its Subsidiaries on an exclusive basis or is an employee, or deemed an employee, of any of the Company or its Subsidiaries. None of the Material Suppliers’ employees, officers or agents are deemed the employees, officers or agents of any of the Company or its Subsidiaries or cause any of the Company or its Subsidiaries to be responsible in any way for the Debts, Liabilities or obligations of any Material Supplier. No Material Supplier has terminated or materially altered its relationship with any of the Company or its Subsidiaries or has stated its intention to the Company or its Subsidiaries to not continue to do business or to materially alter its relationship with any of the Company or its Subsidiaries. None of the Company or its Subsidiaries have any disputes or disagreements with any Material Supplier.

(c) None of the Company nor its Subsidiaries or any other Affiliate or agent of the Company or its Subsidiaries, or any other Person acting on behalf of or associated with any of the Company or its Subsidiaries, acting alone or together, has directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, purchasing group, employee or agent of any customer or supplier or other Person who was, is or may be in a position to help or hinder the business of any of the Company or its Subsidiaries (including the Business) or assist any of the Company or its Subsidiaries in connection with any actual or proposed transaction, in each case which (i) may subject any of the Company or its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the assets, business (including the Business), operations or prospects of any of the Company or its Subsidiaries or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of any of the Company or its Subsidiaries.

Section 4.17. Insurance. Section 4.17 of the Disclosure Schedules sets forth a true and complete list of all current policies, binders, other insurance arrangements or Contracts for the transfer or sharing of insurance risks of fire, Liability, product Liability, umbrella Liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ Liability, fiduciary Liability and other casualty and property insurance maintained by each of the Company and its Subsidiaries or relating to the assets, business, operations, employees, officers or managers of the Company and its Subsidiaries (collectively, the “Insurance Policies”), including the amounts of such insurance and annual premiums with respect thereto. All Insurance Policies (i) are in full force and effect, were in full force and effect during the periods of time that such Insurance Policies purported to be in effect, and shall remain in full force and effect following the consummation of the Merger and (ii) all premiums due under the Insurance Policies have been timely paid. The Insurance Policies in effect as of the date of this Agreement include mandated coverage under all Laws as required in any jurisdiction where any of the Company or its Subsidiaries are conducting any aspect of the Business. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based Liability on the part of any of the Company or its Subsidiaries. Neither the Company or its Subsidiaries has received any notice of cancellation or intent to cancel any of the Insurance Policies. Except as noted in Section 4.17 of the Disclosure Schedules, there are no claims or Actions related to the Business pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither the Company nor its Subsidiaries is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy.

Section 4.18. Legal Proceedings; Governmental Orders.

(a) Except as set forth on Section 4.18 of the Disclosure Schedules, there are no Actions that are pending or, to the Knowledge of the Company or its Subsidiaries, threatened against or by any of the Company or its Subsidiaries or any of their Affiliates (i) that affect any of the Company or its Subsidiaries or any of the Company or its Subsidiaries’ properties or assets, (ii) that challenge or question the validity of this Agreement, the other Merger Documents, or the Merger, or (iii) that seek to enjoin or obtain monetary damages in respect of this Agreement, the other Merger Documents, or the Merger. Section 4.18(a) of the Disclosure Schedules also includes a true and correct listing of all Actions against each of the Company and its Subsidiaries that were pending, settled or adjudicated since January 1, 2014.

(b) There are no outstanding Governmental Orders or unsatisfied judgments, penalties or awards against or affecting any of the Company or its Subsidiaries or any of their respective properties or assets.

Section 4.19. Compliance with Laws; Permits.

(a) With the exception of Laws pertaining to the US federal regulation of cannabis, the Company and its Subsidiaries have complied and, are now complying in all material respects with all Laws and Governmental Orders applicable to the Business, properties or assets.

(b) The Company and its Subsidiaries, as the case may be, possess all Permits necessary to own, lease and operate, rent, sell, assign and transfer its assets and conduct the Business as currently conducted. The Permits are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Neither the Company nor its Subsidiaries has received any notice nor does the Company or its Subsidiaries have Knowledge of any impending or threatened notice from any Governmental Authority (i) asserting that any of the Company or its Subsidiaries is not in compliance with any Permit or Law or (ii) threatening to suspend, revoke, revise, limit, restrict or terminate any Permit held by any of the Company or its Subsidiaries or declare any such Permit invalid.

(c) The Company and its Subsidiaries are in material compliance with all statutes, Laws, ordinances, rules, orders and regulations of federal, state, provincial and local governments related to (i) the development, testing, manufacture, packaging, distribution and marketing of products; (ii) employment, safety and health; and (iii) environmental protection, building, zoning and land use. Neither the Company nor its Subsidiaries have claims that are pending under any of the Company or its Subsidiaries’ warranties or Guarantees, neither of the Company nor its Subsidiaries has received notice of any such claims and, to the Knowledge of the Company or its Subsidiaries, no such claims are threatened. Since January 1, 2014, neither the Company nor its Subsidiaries has received any written communication from any Governmental Authority or third party that alleges that any of the Company or its Subsidiaries is not in compliance with any such federal, state, provincial or local Laws, rules or regulations.

Section 4.20. Environmental Matters.

(a) The Company and its Subsidiaries are currently and have been in compliance with all Environmental Laws, and neither the Company or its Subsidiaries has received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements.

(b) The Company and the Subsidiary have obtained and are in material compliance with all Environmental Permits necessary for the ownership, lease, operation or use of their respective businesses (including the Business) and all such Environmental Permits are in full force and effect.

(c) There has been no Release of Hazardous Materials in contravention of any Environmental Law with respect to the Business or assets of any of the Company or its Subsidiaries.

(d) Neither the Company nor its Subsidiaries has retained or assumed, by Contract or operation of Law, any Liabilities or obligations of any Person under Environmental Law.

Section 4.21. Employee Benefit Matters.

(a) Section 4.21(a) of the Disclosure Schedules contains a true and complete list of each (i) oral or written employment or consulting agreement to or under which any of the Company or its Subsidiaries is a party or has or may have any actual or contingent Liability or obligation, and (ii) employee benefit plan, program or arrangement which is or has been maintained, sponsored, contributed to or required to be contributed to by any of the Company or its Subsidiaries or any of their ERISA Affiliates for the benefit of any current or former employee, consultant, independent contractor or member of any of the Company or its Subsidiaries, or under which any of the Company or its Subsidiaries or any of their ERISA Affiliates has or may have any Liability, or with respect to which the Parent or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise, including, without limitation, any pension, profit sharing, retirement, bonus, deferred compensation, incentive, performance award, phantom Equity or Equity, health and welfare, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar employee benefit plan, agreement, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA (as listed in Section 4.21(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b) With respect to each Benefit Plan: (i) each has been administered in all material respects in compliance with its terms and with all applicable Laws, including, but not limited to, ERISA and the Code; (ii) no Actions or disputes are pending or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) all premiums, contributions or other payments required to have been made by Law or under the terms of any Benefit Plan or any Contract relating thereto as of the date hereof have been made; (v) all material reports, returns and similar documents required to be filed with any Governmental Authority have been duly and timely filed; (vi) no “prohibited transaction” has occurred within the meaning of the applicable provisions of ERISA or the Code; and (vii) there have been no acts or omissions by any of the Company or its Subsidiaries or any of their ERISA Affiliates that have given or could give rise to any fines, penalties, Taxes or related charges under Sections 502(c), 502(i), 502(l), 502(m) or 4071 of ERISA or Section 511 or Chapter 43 of the Code, or under any other applicable Law, for which any of the Company or its Subsidiaries or any of their ERISA Affiliates may be liable.

(c) With respect to each Benefit Plan, the Company and its Subsidiaries have made available to the Parent accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and Contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the Merger or otherwise; (iv) copies of the most recent summary plan descriptions, summaries of material modifications, employee handbooks and any other material written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the three most recently filed Form 5500, with schedules attached; (vii) nondiscrimination testing results with respect to the most recently completed plan year; and (viii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation relating to the Benefit Plan.

(d) No Benefit Plan is, nor does any of the Company or its Subsidiaries or any of their ERISA Affiliates have any Liability or obligation under: (i) a defined benefit pension plan subject to Section 412 of the Code or Title IV of ERISA; (ii) a multiemployer plan as defined in Section 4001(a)(3), or (iii) a multiple employer plan as defined in Section 413(c) of the Code.

(e) No Benefit Plan provides medical or death benefits with respect to any employee or former employee of any of the Company or its Subsidiaries or its predecessors after termination of employment, except as required under Section 4980B of the Code or Part 6 of Title I of ERISA or other applicable Law. No Benefit Plan is a self-insured group health plan.

(f) Neither the Company nor any of its Subsidiaries is or will be obligated to pay separation, severance, termination or similar benefits as a result of the Merger nor will the Merger accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual.

(g) The Merger will not be the direct or indirect cause of any amount paid or payable by any of the Company or its Subsidiaries being classified as an excess parachute payment under Section 280G of the Code.

Section 4.22. Employees, Consultants and Contractors.

(a) Section 4.22(a) of the Disclosure Schedules contains a list of all individuals who are employees, consultants, or contractors of each of the Company or its Subsidiaries as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions and bonuses, payable and due to employees, consultants, or contractors of each of the Company and its Subsidiaries for services performed on or prior to the date hereof, have been paid in the ordinary course in accordance with past payroll practices and there are no outstanding agreements, understandings or commitments of any of the Company or its Subsidiaries with respect to any commissions, bonuses or increases in compensation.

(b) Except as set forth in Section 4.22(b) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to, bound by, or currently negotiating any (i) employment agreement, consulting agreement or any other agreement or Contract with any of its employees or contractors or (ii) collective bargaining agreement or other similar type of agreement or Contract with a Union, works council or labor organization (collectively, “Union”), and there is not, and there has never been, any Union representing or purporting to represent any employee of any of the Company or its Subsidiaries, and, to the Knowledge of the Company and its Subsidiaries, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor, to the Knowledge the Company and its Subsidiaries, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting any of the Company or its Subsidiaries or any of their respective employees. Neither the Company nor its Subsidiaries has any duty to bargain with any Union.

(c) All individuals characterized and treated by any of the Company or its Subsidiaries as consultants or independent contractors are properly classified as independent contractors and not as employees under all applicable Laws. Neither the Company nor its Subsidiaries has any direct or indirect Liability as a result of any misclassification of any Person as an independent contractor rather than as an “employee”. Except as set forth in Section 4.22(c) of the Disclosure Schedules, all employees (and, if applicable, Persons wrongly misclassified as independent contractors rather than as “employees”) of the Company or its Subsidiaries are employed on an “at-will” basis or pursuant to the terms of agreements that are terminable by the Company or its Subsidiaries immediately without incurring any Liability (other than earned but unpaid compensation).

(d) Except as set forth in Section 4.22(d) of the Disclosure Schedules, the Company and its Subsidiaries have calculated and accurately paid all Taxes, fees and charges due to any Governmental Authority with respect to the employment of, or services provided by, its employees, consultants, or contractors.

Section 4.23. Taxes.

(a) Each of the Company and its Subsidiaries has timely filed all required Tax Returns in connection with and in respect of its respective business, assets and employees with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed, and have timely paid and discharged all Taxes due and payable (whether or not shown or required to be shown on any Tax Return). All such Tax Returns are true, correct and complete in all material respects.

(b) Neither the Company nor its Subsidiaries has filed or requested any extension of time within which to file any Tax Return, which Tax Return has not been filed.

(c) The Company and its Subsidiaries have withheld or collected and timely paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or received or owing to any employee, independent contractor, creditor, stockholder, member, partner or other Person.

(d) There are no, and, to the Knowledge of the Company and its Subsidiaries, there is no basis for any, pending or threatened claims, assessments, notices, deficiencies or audits with respect to any Taxes owed or allegedly owed by any of the Company or its Subsidiaries.

(e) Neither the Company nor its Subsidiaries has received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to either such entity or executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Authority any agreement now in effect extending the period for assessment or collection of any Taxes.

(f) There are no Encumbrances for Taxes upon or pending or, to the Knowledge of the Company or its Subsidiaries, threatened against any assets of the Company or its Subsidiaries, other than Permitted Encumbrances.

(g) No claim has ever been made by any Governmental Authority in a jurisdiction in which the Company or its Subsidiaries does not file Tax Returns that the Company or its Subsidiaries is or may be subject to taxation by that jurisdiction.

(h) None of the Company Members is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(i) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of (i) an adjustment under either Section 481(a) or Section 482 of the Code by reason of a change in method of accounting or otherwise on or prior to the Closing Date for a Pre-Closing Tax Period, (ii) an installment sale or open transaction disposition made on or prior to the Closing date, (iii) the cash method of accounting or long-term contract method accounting utilized prior to the Closing Date, or (iv) a prepaid amount received on or prior to the Closing Date.

(j) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by contract or otherwise.

(k) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(l) Neither the Company nor its Subsidiaries have ever engaged in any transactions with Affiliates or controlled entities that would make them subject to transfer pricing rules or Laws.

(m) Neither the Company nor any of its Subsidiaries have participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (and all predecessor regulations).

(n) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Interim Financial Statements Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the date of the Interim Balance Sheet Date, neither the Company nor any of its Subsidiaries have incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(o) The Company is not relying on tax or other advice from Parent, GTI Sub or professional counsel for either of them in structuring this transaction for tax purposes.

Section 4.24. Books and Records. The minute books of the Company (including the minute books of each of the Companies’ Predecessors) have been made available to the Parent, are correct in all material respects, and comply in all material respects with all Laws and Governmental Orders.

Section 4.25. Brokers or Finders. Except as set forth in Section 4.25 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries have entered into any agreement or arrangement entitling any broker, finder, investment banker or other firm or Person to any brokerage, finder’s or other fee, commission or expense payable by any of the Parent, any of the Company or its Subsidiaries or any of their respective Affiliates in connection with the Merger. Any said commission due a broker or finder, if not paid prior to Closing, shall be paid by the Company and shall be a reduction to the Cash Payment Merger Consideration or, if the Cash Payment has already been made, from the Indemnity Holdback without regard to the Floor Amount.

Section 4.26. Affiliate Transactions. Section 4.26 of the Disclosure Schedules lists all existing Contracts or other arrangements or transactions between the Company or its Subsidiaries, on the one hand, and (a) any of the Company Members or any Company Member’s respective Affiliates, (b) any of the Company Members’ respective immediate family members or Affiliates or (c) the directors, managers, officers, employees, consultants or agents (or any immediate family member thereof), as applicable, of any of the Company Members or any of their respective Affiliates, on the other hand (collectively, the “Affiliate Contracts”).

Section 4.27. Patriot Act / Economic Sanctions. The Company and its Subsidiaries are in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury and in any enabling legislation or other executive orders in respect thereof. To the Knowledge of the Company and its Subsidiaries, each customer, distributor, supplier and Person with whom any of the Company or its Subsidiaries has done business or engaged in any transaction: (a) is not currently identified on the Specially

Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control, Department of the Treasury, or on any other similar list maintained by the Office of Foreign Assets Control, Department of Treasury pursuant to any authorizing statute, executive order or regulation; and (b) is not a Person with whom a citizen of the United States or United States entity is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States Law or executive order of the President of the United States.

Section 4.28. No Illegal Payments. The Company and its Subsidiaries and, to the Knowledge of the Company and its Subsidiaries, each director, manager, officer, employee and agent of each of the Company and its Subsidiaries, is in compliance with: (a) applicable Laws relating to illegal payments and bribes; and (b) applicable Laws relating to illegal political contributions, including all requirements of the United States Foreign Corrupt Practices Act of 1977, and the regulations thereunder, as amended from time to time. Without limiting the generality of the foregoing, none of the Company Members, any of the Company or its Subsidiaries nor, to the Knowledge of the Company and its Subsidiaries, any of their officers, employees or Representatives has corruptly or otherwise offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to: (i) any government or similar official for purposes of (A) (1) influencing any act or decision of such official in his or her official capacity, (2) inducing such official to do or omit to do any act in violation of the lawful duty of such official, or (3) securing any improper advantage; or (B) inducing such official to use his or her influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to assist the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person or; (ii) any political party or official thereof or any candidate for political office for purposes of (A) (1) influencing any act or decision of such party, official, or candidate in its or his or her official capacity, (2) inducing such party, official, or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (3) securing any improper advantage; or (B) inducing such party, official, or candidate to use its or his or her influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority in order to assist the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person; or (iii) any Person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any official, to any political party or official thereof, or to any candidate for political office, for purposes of (A) (1) influencing any act or decision of such official, political party, party official, or candidate in his or her or its official capacity, (2) inducing such official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, political party, party official, or candidate, or (3) securing any improper advantage; or (B) inducing such official, political party, party official, or candidate to use his or her or its influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to assist any of the Company Members or any of the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person. There have been no false or fictitious entries made in the books or records of the Company or its Subsidiaries relating to any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and none of the Company Members or any of the Company or its Subsidiaries has established or maintained a secret or unrecorded fund. The

Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with the United States Foreign Corrupt Practices Act of 1977, and the regulations thereunder, as amended from time to time.

Section 4.29. Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been, conducted in compliance with all anti-money laundering Laws, rules and regulations to which each of the Company or its Subsidiaries is subject (collectively, “Money Laundering Laws”) and no investigation, action, suit or proceeding before any Governmental Authority involving any of the Company or its Subsidiaries with respect to Money Laundering Laws is pending and, to the Knowledge of the Company or its Subsidiaries, no such actions, suits or proceedings are threatened.

Section 4.30. Full Disclosure. To the Knowledge of each of the Company and its Subsidiaries, no representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Parent pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE GTI SUB

The Parent and the GTI Sub hereby jointly and severally represent and warrant, as applicable, to the Company and the Company Members as follows:

Section 5.01. Organization and Authority of the Parent and the GTI Sub.

(a) The Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the Province of British Columbia and has the requisite power and authority to execute and deliver this Agreement and the other Merger Documents to which the Parent is a party, to carry out its obligations hereunder and thereunder and to consummate the Merger.

(b) The execution and delivery by the Parent of this Agreement and any other Merger Document to which Parent is a party, the performance by the Parent of its obligations hereunder and thereunder, and the consummation by the Parent of the Merger have been duly authorized by all necessary action on the part of the Parent and no other manager, member or similar proceedings or actions by the Parent are necessary to authorize and consummate this Agreement, the other Merger Documents to which the Parent is a party, or the Merger.

(c) This Agreement and the other Merger Documents to which the Parent is a party will be, when delivered to the Company, duly executed by the Parent, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, will constitute a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereto and thereto, except as such enforcement may be limited by the General Enforceability Exceptions.

(d) The GTI Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of Connecticut and has the requisite power and authority to execute and deliver this Agreement and the other Merger Documents to which the GTI Sub is a party, to carry out its obligations hereunder and thereunder and to consummate the Merger.

(e) The execution and delivery by the GTI Sub of this Agreement and any other Merger Document to which GTI Sub is a party, the performance by the GTI Sub of its obligations hereunder and thereunder, and the consummation by the GTI Sub of the Merger have been duly authorized by all necessary action on the part of the GTI Sub and no other manager, member or similar proceedings or actions by the GTI Sub are necessary to authorize and consummate this Agreement, the other Merger Documents to which the GTI Sub is a party, or the Merger.

(f) This Agreement and the other Merger Documents to which the GTI Sub is a party will be, when delivered to the Company, duly executed by the GTI Sub, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, will constitute a legal, valid and binding obligation of the GTI Sub, enforceable against the GTI Sub in accordance with the terms hereto and thereto, except as such enforcement may be limited by the General Enforceability Exceptions.

Section 5.02. No Conflicts; Consents. Except as provided below or as set forth in Section 5.02 of the Disclosure Schedules, the execution, delivery and performance by the Parent and the GTI Sub of this Agreement and the other Merger Documents to which the Parent and the GTI Sub is a party, and the consummation of the Merger, do not and will not: (a) contravene any provision of the Organizational Documents of the Parent or the GTI Sub or any Law; (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any Permit or consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, Contract, lease, sublease, license, Permit, franchise or other instrument or arrangement to which the Parent or the GTI Sub is a party; or (c) require, with respect to the Parent or the GTI Sub, the consent or Permit of any Person (including any Governmental Authority) under any Law or agreement which has not already been obtained. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Parent or the GTI Sub in connection with the execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger, except for such filings as may be required under the HSR Act. Notwithstanding the foregoing in this Section 5.02, the parties acknowledge that the Parent and the GTI Sub will be required to obtain regulatory consent from various jurisdictions for approval of a change in ownership of an entity holding a License, which consents will be necessary before Parent may finalize the Merger.

Section 5.03. Tax-Free Reorganization.

(a) The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Company or to merge the Company with or into any other corporation or entity, or to cause the Company to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional membership interests of the Company or to create any new class of membership interests of the Company.

(b) The GTI Sub is a wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

(c) Immediately prior to the Merger, the Parent will be in control of GTI Sub within the meaning of Section 368(c) of the Code.

(d) Immediately following the Merger, the Company will hold all of the assets held by the Company immediately prior to the Merger.

(e) The Parent has no present plan or intention to reacquire any of the Share Consideration.

(f) Following the Merger, the Company will continue the Company’s historic business or use a significant portion of the Company’s historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

(g) GTI Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities in the transaction.

(h) Pursuant to Code Section 7874(a)(2)(B), the Parent is a surrogate foreign corporation, and pursuant to Code Section 7874(b), the Parent is treated as a domestic corporation.

(i) GTI Sub has made, or at the time of Closing, will have made, the appropriate election to be treated is an entity taxed as a corporation under Subchapter C of the Code.

Section 5.04. Capitalization. The final prospectus of Parent dated October 10, 2018 accurately reflects the capitalization of Parent on such date and, except as disclosed therein or as set forth in Disclosure Schedule 5.04, as of such date there are no outstanding or authorized options, warrants, convertible securities or other binding rights, agreements, arrangements or commitments of any character relating to the equity of Parent or obligating Parent to issue or sell any equity interest in Parent. All of the GTI Shares were issued in compliance with applicable Laws. None of the GTI Shares were issued in violation of any agreement, arrangement or commitment to which the Parent is a party or is subject to or in violation of any preemptive or similar rights of any Person. The GTI Shares to be issued to the Company Members at the Closing pursuant to Section 2.02 hereof, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable securities laws. The GTI Shares are presently eligible for quotation and trading on the Canadian Securities Exchange. No order ceasing or suspending trading in the GTI Shares (or any of them) or any other securities of Parent is outstanding and no proceedings for this purpose have been instituted or, to the knowledge of Parent, are pending, contemplated or threatened.

Section 5.05. Power and Authority. The Parent and GTI Sub each have the requisite corporate and limited liability company power and authority, respectively, to execute the Merger

Documents to which each is a party, to perform their obligations thereunder, and to consummate the Merger, to own, operate or lease its properties and assets now owned, operated or leased by it, and to carry on its business as it has been and is currently conducted. The Merger Documents to which each of the Parent and GTI Sub is a party will be, when delivered to the other parties thereto, duly executed and delivered by such corporation, and, assuming due authorization, execution and delivery by the other parties thereto, will constitute a legal, valid and binding obligation of such corporation, enforceable against such corporation in accordance with the terms thereto, except as such enforcement may be limited by the General Enforceability Exceptions. All corporate and limited liability company actions taken by the Parent and GTI Sub in connection with the Merger Documents to which it is, or they are, a party will be duly authorized on or prior to the Closing.

Section 5.06. Subsidiaries. The Parent has delivered or made available to the Company complete and accurate copies of the Organizational Documents of GTI Sub. GTI Sub has no assets other than minimal paid-in capital, it has no liabilities or other obligations, and it is not in default under or in violation of any provision of its Organizational Documents.

Section 5.07. Legal Proceedings; Governmental Orders.

(a) Except as set forth on Section 4.1807 of the Disclosure Schedules, there are no Actions that are pending or, to the Knowledge of the Parent or GTI Sub, threatened against or by the Parent, GTI Sub or any of Parent’s Affiliates (i) that materially affect the Parent or GTI Sub or any of the properties or assets of either of them, (ii) that challenge or question the validity of this Agreement, the other Merger Documents, or the Merger, or (iii) that seek to enjoin or obtain monetary damages in respect of this Agreement, the other Merger Documents, or the Merger.

(b) Except as set forth in Disclosure Schedule 5.07, there are no outstanding material Governmental Orders and no material unsatisfied judgments, penalties or awards against or affecting Parent or Buyer or any of their properties or assets.

Section 5.08. Compliance with Laws; Permits.

(a) With the exception of Laws pertaining to the US federal regulation of cannabis, the Parent and each subsidiary of Parent has complied, and is now complying, with all Laws applicable to it or its business, properties or assets, except where failure to comply with such Laws would not have a Material Adverse Effect.

(b) All Permits required for Parent and each subsidiary of Parent to conduct its business have been obtained by it and are valid and in full force and effect except where the failure to obtain or maintain such Permit would not have a Material Adverse Effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. To the Knowledge of Parent, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit where such revocation, suspension, lapse or limitation would have a Material Adverse Effect on Parent.

Section 5.09. Financial Statements. The Parent’s audited financial statements consisting of the balance sheet of the Parent as at December 31, 2017 and 2016 and the related statements of income and retained earnings, members’ equity and cash flow for the years then ended, (the “Parent Audited Financial Statements”), and unaudited interim financial statements consisting of the balance sheet of the Parent as of October 30, 2018 and the related statements of income and retained earnings, members’ equity and cash flow for the six-month period then ended (the “Parent Interim Financial Statements” and together with the Parent Audited Financial Statements, the “Parent Financial Statements”) as filed on SEDAR have been prepared in accordance with IFRS applied on a consistent basis throughout the period involved, subject, in the case of the Parent Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes (that, if presented, would not differ materially from those presented in the Parent Audited Financial Statements). The Parent Financial Statements are based on the books and records of the Parent, and, in all material respects, fairly present the financial condition of the Parent and each subsidiary of Parent as of the respective dates they were prepared and the results of the operations of the Parent for the periods indicated.

Section 5.10. Brokers or Finders. The Parent has not entered into any agreement or arrangement entitling any broker, finder, investment banker or other firm or Person to any brokerage, finder’s or other fee, commission or expense payable by any of the Company Members or the Company or its Subsidiaries in connection with the Merger.

ARTICLE VI

COVENANTS

Section 6.01. Conduct of the Business Prior to Closing.

(a) Until the Closing or the earlier termination of this Agreement in accordance with its terms, the Company and each of its Subsidiaries shall: (i) conduct its business (including the Business) in the ordinary course of business consistent with past practice, (ii) keep available the services of present employees, (iii) exercise reasonable best efforts to preserve the relationships of each of the Company and its Subsidiaries with Persons having significant relations therewith, (iv) maintain and operate its properties in a good and workmanlike manner, and (v) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner.

(b) Except as otherwise expressly permitted in this Agreement, including without limitation, with respect to the matters set forth on Section 6.01(b) of the Disclosure Schedules, without the prior written consent of the Parent, which consent shall not be unreasonably withheld, the Company and each of its Subsidiaries shall not:

(i) purchase or sell any Membership Interests, shares, capital stock or other Equity of the Company or its Subsidiaries or grant or make any option, subscription, warrant, call, commitment or agreement of any character in respect of any such Membership Interests, shares, capital stock or other Equity;

(ii) lease, license, assign, sell, transfer or otherwise dispose of any of its properties, rights, businesses or assets (including by merger, consolidation or acquisition of stock or assets) excluding in all cases sales of inventory and obsolete equipment in the ordinary course of business;

(iii) adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provision of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(iv) create, incur, assume, Guarantee or otherwise become liable or obligated with respect to any Debt, or make any loan or advance to, or any investment in, any Person;

(v) incur any Encumbrances on any properties, rights or assets of the Company or its Subsidiaries, in each case, other than Permitted Encumbrances in the ordinary course of business consistent with past practice;

(vi) enter into any new lease for any Real Property, vehicles or any other personal property or modify, renew, extend or terminate any existing lease for any Real Property, vehicles or any other personal property or purchase or acquire or enter into any agreement to purchase or acquire any Real Property, vehicles or any other personal property of any of the Company or its Subsidiaries, excluding in all cases acquisition of inventory and leasing of vehicles and equipment in the ordinary course of business consistent with past practice;

(vii) (A) make any distributions (other than distributions of cash) in respect of, any Membership Interests, shares, capital stock or Equity of any of the Company or its Subsidiaries, , (B) split, combine or reclassify any of its outstanding Membership Interests, shares, capital stock or Equity of any of the Company or its Subsidiaries or issue or authorize the issuance of any shares, capital stock or Equity of the Company or its Subsidiaries, (C) purchase, redeem or otherwise acquire or dispose of any Membership Interests, shares, capital stock or Equity of any of the Company or its Subsidiaries, or (D) issue, sell, transfer, grant, pledge, dispose of or otherwise encumber any Membership Interests, shares, capital stock or Equity of any of the Company or its Subsidiaries;

(viii) (A) establish, adopt, enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement or amend or terminate any Benefit Plan in a manner that would affect the benefits provided to or with respect to any employee of any of the Company or its Subsidiaries or otherwise increase the Liabilities of any of the Company or its Subsidiaries under the Benefit Plans, except as required by Law, or take any action to accelerate vesting under, or release any restrictions applicable under, any of the foregoing for any employee of any of the Company or its Subsidiaries, (B) increase the compensation or fringe benefits of any employee of any of the Company or its Subsidiaries, (C) pay any bonus to, accelerate any right under any Benefit Plan to, grant any severance or termination pay to any employee of any of the Company or its Subsidiaries, or (D) loan or advance any money or other property to any employee of any of the Company or its Subsidiaries;

(ix) make any change in its accounting methods, policies or practices (other than such changes that have been required by Law, GAAP, or IFRS);

(x) make or change any election relating to Taxes, change an annual accounting period or adopt or change any accounting method relating to Taxes, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to any of the Company or its Subsidiaries, surrender any right to claim a refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any of the Company or its Subsidiaries, or become a member of a consolidated group;

(xi) enter into, amend, supplement, waive, modify, terminate, annul, cancel, allow to lapse, assign, convey, encumber or otherwise transfer, in each case in any material respect, in whole or in part, rights and interests in or under any Material Contracts or enter into any Contract that would be a Material Contract if in effect on the date of this Agreement;

(xii) compromise, settle, grant any waiver or release relating to or otherwise adjust any right or claim with respect to any pending or threatened Action (A) relating to the Merger or (B) against any of the Company or its Subsidiaries;

(xiii) change, or agree to change, any business policies of any of the Company or its Subsidiaries which relate to advertising, promotional activities, pricing, personnel, labor relations, sales, returns or warranties;

(xiv) amend any Organizational Documents of any of the Company or its Subsidiaries;

(xv) sell, license, sublicense, covenant not to sue under, abandon, assign, transfer, disclose, encumber or otherwise grant any rights under any of the Company or its Subsidiaries’ Intellectual Property to any Person, other than in the ordinary course of business consistent with past practice;

(xvi) allow its levels of inventory to vary in any material respect from the levels customarily maintained;

(xvii) shorten or lengthen the customary payment and collection cycles, as the case may be, for any of the Company or its Subsidiaries’ trade accounts payable and receivables; or

(xviii) agree or commit to do any of the foregoing.

Section 6.02. Access to Books and Records. During the period commencing on the date hereof and ending on the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and its Subsidiaries shall, give the Parent and its Affiliates and their respective Representatives reasonable access, during normal business hours, upon reasonable advance notice, to the officers, directors, premises, properties, books, records, financial statements, and Tax Returns of the Company and its Subsidiaries. The reasonable access described in this Section 6.02 shall be conducted in such manner as not to unreasonably interfere with the conduct of the business of the Company or its Subsidiaries.

Section 6.03. Notice Regarding Changes. The Company and its Subsidiaries shall promptly inform the Parent in writing of any change in facts and circumstances that could reasonably be expected to (a) cause a Material Adverse Effect or (b) render any of the representations and warranties made herein by the Company inaccurate or misleading in any material respect if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. The Parent shall promptly inform the Company in writing of any change in facts and circumstances that could reasonably be expected to render any of the representations and warranties made herein by the Parent inaccurate or misleading in any material respect if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

Section 6.04. Confidentiality. After the Closing, the Company shall, and shall cause the Company Managers and Affiliates to, hold, and shall use his or its reasonable best efforts to cause his or its respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business or any of the Company or its Subsidiaries, except to the extent that the Company can show that such information (a) is generally available to and known by the public through no fault of any of the Company, Company Members, any of their Affiliates or their respective Representatives; or (b) is lawfully acquired by the Company, the Company Members, any of their Affiliates or their respective Representatives after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If any of the Company, the Company Members or any of their Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Company shall promptly notify the Parent in writing and shall disclose only that portion of such information which the Company is advised by its counsel in writing is legally required to be disclosed, provided that the Company shall use reasonable best efforts to first notify the Parent to allow it to cause the Company or its Subsidiaries to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.05. Conditions; Consents and Approvals. Each party hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger as promptly as practicable, including the satisfaction, but not the waiver, of the closing conditions set forth in Article VIII. The Company shall, as promptly as practicable, use their reasonable best efforts to obtain, or cause to be obtained, the consents and Permits set forth in Section 4.05 of the Disclosure Schedules and any other consents and Permits from all Governmental Authorities and other Persons that may be or become necessary for their execution and delivery of the Merger Documents or the performance of their respective obligations hereunder or thereunder. The Parent shall, as promptly as practicable, use its reasonable best efforts to obtain, or cause to be obtained, any consents and Permits from all Governmental Authorities and other Persons that may be or become necessary for their execution and delivery of the Merger Documents or the performance of their obligations hereunder or thereunder. Each party hereto shall cooperate fully with each other party hereto and its or his Affiliates in promptly seeking to obtain all such consents and Permits. The parties hereto shall not willfully take any action that will or may be reasonably expected to have the effect of delaying, impairing or impeding the receipt of any required consents or Permits.

Section 6.06. Termination of Affiliate Contracts. The Company and all of its Subsidiaries shall cause, prior to the Closing, that all Affiliate Contracts be settled and terminated with the exception of those Affiliate Contracts set forth on Schedule C.

Section 6.07. Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Merger.

ARTICLE VII

TAX MATTERS

Section 7.01. Tax Covenants.

(a) Without the prior written consent of the Parent, or except as otherwise permitted in this Agreement, none of the Company or their respective Affiliates or Representatives shall, to the extent it may affect, or relate to, the Company or its Subsidiaries, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax Liability of, or reducing any Tax deduction, credit or other benefit or favorable Tax attribute available to, the Parent, the Company or its Subsidiaries in respect of any Post-Closing Tax Period. The Company agrees that the Parent is to have no Liability for any Tax resulting from any action of the Company, its Subsidiaries or Affiliates or any of their respective Representatives not otherwise authorized by the Parent or by this Agreement, and agrees to indemnify and hold harmless the Parent against any such Tax or reduction of any Tax asset.

(b) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties, interest, additions and other similar amounts) incurred in connection with this Agreement and the other Merger Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by the Company. The Company Managers shall, at their own expense or at the expense of the Company Members, timely file any Tax Return or other document with respect to such Taxes or fees (and the Parent shall cooperate with respect thereto as necessary).

Section 7.02. Tax Indemnification. The Company shall indemnify the Parent and each Parent Indemnitee and hold them harmless from and against any Loss attributable to (a) any breach of or inaccuracy in any representation or warranty made in Section 4.23; (b) any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in this Article VII; (c) any and all Taxes of any of the Company or its Subsidiaries or relating to the Business of any of the Company or its Subsidiaries for all Pre-Closing Tax Periods; (d) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any of the Company or its Subsidiaries or any of their predecessors is or was a member on or prior to the Closing Date by reason of a Liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any Person imposed on any of the Company or its Subsidiaries arising under the principles of transferee or successor Liability or by Contract, relating to an event or transaction occurring on or before the Closing Date, in each of the above cases, together with any out-of-pocket fees and expenses

(including attorneys’ and accountants’ fees) incurred in connection therewith. Without limiting the foregoing, the Company shall promptly reimburse the Parent for any Taxes of or related to any that are the responsibility of the Company pursuant to this Section 7.02, and in no event, no later than five (5) days before the date on which such Taxes are due.

Section 7.03. Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a) in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount (annualized, if appropriate to property apportion the total Taxes for the entire year) which would be payable if the taxable year ended on the Closing Date; and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 7.04. Contests. The Parent agrees to give written notice to the Company Managers of the receipt of any written notice by the Parent or any of the Parent’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by the Parent pursuant to this Article VII (a “Tax Claim”); provided, that failure to comply with this provision shall not affect the Parent’ right to indemnification hereunder. The Company Managers shall be entitled to control the contest or resolution of any Tax Claim only if (a) the Company Managers provide the Parent with evidence reasonably acceptable to the Parent that the Company Members will have adequate financial resources to defend against the Tax Claim and fulfill the Company’s indemnification obligations hereunder, (b) the Tax Claim involves only money damages and does not seek an injunction or other equitable relief against the Parent or any of the Parent’s Affiliates, (c) the Parent has not been advised by counsel that an actual or potential conflict exists between the Parent and the Company Members in connection with the defense of the Tax Claim, (d) the Tax Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement Action or proceeding and (e) the Company Managers conduct the defense of the Tax Claim actively and diligently; provided, however, that the Company Managers shall obtain the prior written consent of the Parent (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that the Parent shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by the Parent. If the Company Managers are not entitled to control the consent or resolution of a Tax Claim, the Parent shall control the contest or resolution of such Tax Claim.

Section 7.05. Cooperation and Exchange of Information. The Company Managers and the Parent shall provide each other with such cooperation and information as either of them reasonably may request of the others in filing any Tax Return pursuant to this Article VII or in connection with any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. The Company Managers and the Parent shall retain all material Tax Returns, schedules and work papers, records and other documents in their possession relating to Tax matters of any of the Company or its Subsidiaries for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any material Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of any of the Company or its Subsidiaries for any taxable period beginning before the Closing Date, the Company Board or the Parent (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials. References in this Article VII to the Company or its Subsidiaries shall include all predecessors of the Company or its Subsidiaries.

Section 7.06. Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article VII shall be treated as an adjustment to the Merger Consideration by the parties for Tax purposes, unless otherwise required by Law.

Section 7.07. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 4.23 and this Article VII shall survive for the full period of any applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days; provided, however, that Parent’s and GTI Sub’s sole recourse for any Losses arising under an indemnity claim pursuant to this Article VII shall be against the Indemnity Holdback, the Company Working Managers, and the set-off rights contained in Section 9.08.

Section 7.08. Overlap. To the extent that any obligation or responsibility pursuant to Article IX may overlap with an obligation or responsibility pursuant to this Article VII relating to any Tax, the provisions of this Article VII shall govern.

Section 7.09. No Warranty on Tax Treatment. Neither Parent nor GTI Sub, on one hand, nor the Company, on the other hand, is representing or warranting to the other that the GTI Shares received by the Company Members will qualify for tax deferred status for federal income tax purposes, nor, subject to the parties’ compliance with Section 3.01, shall either Party be entitled to recover damages from the other in the event that it does not so qualify. Notwithstanding the foregoing, nothing in this Section 7.09 shall diminish the Company’s and Company Working Managers’ indemnification of the Parent and the GTI Sub pursuant to Section 9.02.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.01. Conditions to Obligations of All Parties. The obligations of each party to consummate the Merger shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Merger illegal, otherwise restraining or prohibiting consummation of the Merger or causing the Merger to be rescinded following completion thereof.

(b) All Company Working Managers shall have entered into offer letters and Protective Agreements on terms mutually acceptable to the Company Board and Parent.

Section 8.02. Conditions to Obligations of the Parent. The obligations of the Parent and the GTI Sub to consummate the Merger shall be subject to the fulfillment or waiver by the Parent and the GTI Sub, at or prior to the Closing, of each of the following conditions:

(a) All of the Company’s Fundamental Representations shall be true and correct in all respects at and as of the Closing. All other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality, Material Adverse Effect or similar qualifications) or in all material respects (in the case of any other representation or warranty) at and as of the Closing (except for such representations and warranties that are made as of another specific date which shall be required to be true and correct in all respects or in all material respects, as applicable, only as of such date), and the Company and all of its Subsidiaries shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by the Company at or prior to the Closing.

(b) No Action shall have been commenced or threatened against the Company or its Subsidiaries that would prevent the Closing or would have a Material Adverse Effect.

(c) All consents and Permits of any Person (including any Governmental Authority) that are listed in Section 4.05 of the Disclosure Schedules shall have been received in form and substance reasonably satisfactory to the Parent, executed counterparts thereof shall have been delivered to the Parent at or prior to the Closing, and no such consent or Permit shall have been revoked. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Authority or other Person in connection with the execution and delivery of this Agreement, and the consummation of the Merger contemplated hereby by the Company and Parent shall have been made or obtained (as the case may be). The parties shall confer regarding the applicability of the HSR to this Merger. All costs of filings related to HSR, if any, shall be paid by Parent.

(d) The Company shall have delivered to the Parent the documents or instruments set forth in Section 2.04(d).

(e) The Company’s 27% ownership of CAL FUNDING, LLC shall be reduced to 9.9% non-voting membership interests, and the remaining 17.1% currently owned by the Company shall be the subject of an Option Agreement whereby the Parent or its assignees has the right to acquire said interest, convertible at that time to non-voting interests, for $100 upon the receipt of final regulatory authority to acquire those interests, all in accordance with an Option Agreement, the terms of which are reasonably acceptable to the Parent and the Company.

Section 8.03. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the fulfillment or waiver by the Company, at or prior to the Closing, of each of the following conditions:

(a) All of the Parent’s and GTI Sub’s Fundamental Representations shall be true and correct in all respects at and as of the Closing. All other representations and warranties of the Parent and the GTI Sub contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality, Material Adverse Effect or similar qualifications) or in all material respects (in the case of any other representation or warranty) at and as of the Closing (except for such representations and warranties that are made as of another specific date which shall be required to be true and correct in all respects or in all material respects, as applicable, only as of such date), and the Parent and the GTI Sub shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by the Parent and the GTI Sub at or prior to the Closing.

(b) No Action shall have been commenced or threatened against Parent or GTI Sub or any of the Company or its Subsidiaries that would prevent the Closing or would have a Material Adverse Effect.

(c) All consents and Permits of any Person (including any Governmental Authority) shall have been received in form and substance reasonably satisfactory to the Company, executed counterparts thereof shall have been delivered to the Company at or prior to the Closing, and no such consent or Permit shall have been revoked. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Authority or other Person in connection with the execution and delivery of this Agreement, the Licenses, and the consummation of the Merger contemplated hereby by the Company, the GTI Sub and the Parent shall have been made or obtained (as the case may be). The Parties shall confer regarding the applicability of the HSR to this Merger. All costs of filings related to HSR, if any, shall be paid by Parent or GTI Sub.

(d) The Parent shall have delivered to the parties and in the percentages listed in Exhibit A, cash in an amount equal to the Net Cash Payment by wire transfer of immediately available funds.

(e) The Parent shall have delivered the Net Share Consideration to the parties and in the percentages listed on Exhibit A.

(f) The Parent shall have delivered to the Company the documents or instruments set forth in Section 2.04(c).

ARTICLE IX

INDEMNIFICATION

[***]

Section 9.02. Indemnification by the Company and Company Working Managers. Subject to the other terms and conditions of this Article IX, the Company and the Company Working Managers, jointly and severally, shall indemnify and defend the Parent, the GTI Sub, and their respective Representatives (collectively, the “Parent Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Parent Indemnitees based upon, arising out of, with respect to or by reason of (a) Company Fundamental Representations and Warranties for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days, and without limitation of the Floor Amount or the Cap Amount, and (b) Company Member Claims for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days, and without limitation of the Floor Amount or the Cap Amount. The Company shall also indemnify and defend the Parent Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Parent Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company or any its Subsidiaries pursuant to this Agreement (other than in respect of Section 4.23, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VII); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company or its Subsidiaries pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VII, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VII);

(c) any Merger Expenses (other than to the extent such Merger Expenses were included in the calculation of the adjustment to the Purchase Price pursuant to Section 2.03).

Section 9.03. Indemnification by the Parent and GTI Sub. Subject to the other terms and conditions of this Article IX, the Parent and GTI Sub, jointly and severally, shall indemnify and defend the Company and the Company Members and their respective Affiliates and their respective Representatives (collectively, the “Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Company Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Parent contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Parent pursuant to this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Parent pursuant to this Agreement (other than Article VII, it being understood that the sole remedy for any such breach thereof shall be pursuant to Article VII); or

(c) the disclosures of the Parent set forth in Section 5.02 of the Disclosure Schedules.

Further, Parent shall indemnify those parties that personally guaranteed the Bluepoint of Westport lease agreement against any liability arising from the Westport lease agreement.

Section 9.04. Certain Limitations. The indemnification provided for in Section 9.02 and Section 9.03 shall be subject to the following limitations:

(a) [***]

(c) For purposes of calculating the amount of Losses under this Article IX, (but not for purposes of determining whether a representation or warranty has been breached), the representations and warranties contained in this Agreement shall be deemed to have been made without any qualifications as to materiality, Material Adverse Effect or similar qualifications.

(d) [***]

(e) Notwithstanding anything to the contrary contained in this Agreement, any amount payable pursuant to the indemnification obligations of this Agreement shall be paid without duplication, and in no event shall any party be indemnified more than once under different provisions of this Agreement for the same Losses (i.e., there is no “double recovery”).

(f) Notwithstanding anything to the contrary in this Article IX, the Parent Indemnitees shall not be entitled to indemnification under this Article IX with respect to any Losses to the extent they were accounted for in the calculation of any adjustment to the Merger Consideration pursuant to Section 2.03.

(g) Notwithstanding anything to the contrary in this Agreement, the indemnification rights contained in this Article IX shall be the sole and exclusive remedy for breach of any representation, warranty or covenant contained in this Agreement, and the Indemnity Holdback and set-off rights described in Section 9.08 below shall be the sole source of recourse with respect to the indemnification obligations contained herein. In no event shall the Parent or GTI Sub be able to recover damages from any of the Company Members individually, it being understood that the Parent or GTI Sub shall resort only to the Indemnity Holdback, the Company Working Managers, and set-off rights for relief.

Section 9.05. Indemnification Procedures. The party making a claim under this Article IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party”.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action, audit, claim, demand or assessment made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party may be obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 15 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, and shall include copies of all material written evidence thereof. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own reputable counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is the Company, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; and (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 9.05(b), pay, compromise, or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Company and the Parent shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party has assumed the defense pursuant to Section 9.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such delay or failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of any of the Company or its Subsidiaries (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 4.23 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VII) shall be governed exclusively by Article VII hereof.

Section 9.06. Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Merger Consideration for Tax purposes, unless otherwise required by Law.

Section 9.07. Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

Section 9.08. Right to Set-Off. Subject in all cases to the Cap Amount, upon written notice to the Company specifying in reasonable detail the basis therefor (the “Set-Off Notice”), the Parent may set-off any amount to which it may be entitled under Article VII or this Article IX against amounts otherwise payable by the Parent to the Company Members pursuant to this Agreement. The exercise of a right of set-off by the Parent in good faith, whether or not ultimately determined to be justified, will not constitute a breach of the Agreement; provided, however, that in the event that any such set-off by the Parent is ultimately determined not to be justified, the Parent shall pay, in addition to such damages and restitution awarded by a court or arbitrator with jurisdiction over such matter, without duplication, interest on any unpaid amount determined by such court or arbitrator to be due and payable hereunder at a rate equal to two percent (2%) over the prime rate published from time to time by The Wall Street Journal from and after the date of such set-off by the Parent to the date of payment of such amount determined by such court or arbitrator to be due and payable hereunder. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies or limit the Parent in any manner in the enforcement of any other remedies that may be available to it.

ARTICLE X

TERMINATION

Section 10.01. Grounds for Termination. This Agreement may be terminated:

(a) at any time on or prior to the Closing Date by mutual written agreement of the Parent and the Company;

(b) by the Parent or the Company if the Closing shall not have occurred on or before the Closing Date; provided that the right to terminate this Agreement pursuant to this Section 10.01(b) shall not be available to the Company if the Company, or to the Parent if any Parent Party, failed to fulfill any obligation under this Article X and such failure shall have been a material cause of, or resulted in, the failure of Closing to occur on or before the Closing Date; provided, further, for the avoidance of doubt, the failure to close the transaction described in Section 5.02 shall not give the Parent the right to terminate this Agreement pursuant to this Section 10.01(b).

(c) by the Parent or the Company if any Governmental Authority shall have denied its consent to the Merger, or enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Merger illegal, otherwise restraining or prohibiting consummation of the Merger or causing the Merger to be rescinded following completion thereof;

(d) by the Company, if the Parent breaches or fails to perform in any material respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.01 or Section 8.03 and (ii) cannot be or has not been cured within 15 Business Days following delivery to the Parent of written notice of such breach or failure to perform, unless in respect of this clause (ii) the failure or impossibility results primarily from any of the Company or its Subsidiaries breaching this Agreement;

(e) by the Parent, if any of the Company or its Subsidiaries breach or fail to perform in any material respect any of their representations, warranties or covenants contained in this Agreement, and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.01 or Section 8.02 and (ii) cannot be or has not been cured within 15 Business Days following delivery to the Company of written notice of such breach or failure to perform, unless in respect of this clause (ii) the failure or impossibility results primarily from the Parent breaching this Agreement.

Section 10.02. Effect of Termination. Upon a termination of this Agreement in accordance with Section 10.01, each party’s further rights and obligations hereunder, other than the Surviving Provisions, shall terminate, but termination shall not affect any rights or obligations of a party which may have accrued prior to such termination. Nothing in this Section 10.02 shall relieve any party of any Liability for any breach of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Merger shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 11.02. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); or (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

If to the Company or its Subsidiaries:	Advanced Grow Labs, LLC
Or Company Board	400 Frontage Road
West Haven, CT 06516
Attention: David Lipton, CEO
E-mail: [***]

with a copy to:	Cohen and Wolf, P.C.
1115 Broad Street
Bridgeport, CT 06604
Attention: David M. Levine, Esq.
E-Mail: [***]

If to Parent:	Green Thumb Industries Inc.
325 W. Huron Street, Suite 412
Chicago, Illinois 60654
Attention: Benjamin Kovler, CEO
E-mail: [***]

with a copy to:	Greenberg Traurig, P.A.
101 East College Avenue
Tallahassee, FL 32301
Attention: Fred F. Harris, Jr., Esq.
E-mail: [***]

Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.03. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.04. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the greatest extent possible.

Section 11.05. Entire Agreement. This Agreement and the other Merger Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 11.06. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Company nor the Parent may assign any of their rights or obligations hereunder without the prior written consent of the other party. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 11.07. No Third-Party Beneficiaries. Except as provided in Section 7.02 and Article IX, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.08. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.09. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the state of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the state of Delaware.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE VICINAGE THEN INCLUDING THE COUNTY OF GLOUCESTER, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.09(c).

Section 11.10. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Law or in equity.

Section 11.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(The following page is the signature page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers, where applicable, thereunto duly authorized.

PARENT:
[***]

GTI SUB:
[***]

COMPANY:
[***]

COMPANY WORKING MANAGERS:
[***]

SCHEDULE A

CALCULATION OF NET WORKING CAPITAL

1. The following definitions shall be used for purposes of calculating the Net Working Capital:

“Accounting Principles” means the definitions, accounting methods, principles, policies, practices, and procedures, including classification and estimation methodology, (a) set forth in this Schedule A, and (b) to the extent not contemplated in this Schedule A, consistent with GAAP and, so long as not inconsistent with GAAP and this Schedule A, applying the principles used to prepare the Compiled Financial Statements (taking into consideration the nature and timing of such matter).

“Accounts Payable” means all accounts payable of the Company and its Subsidiaries, determined on a consolidated basis and calculated in accordance with the Accounting Principles; provided, however, that the outstanding principal balance of the Company’s Mercedes Benz cargo van loan and forklift loan shall constitute Accounts Payable.

“Accounts Receivable” means all normalized accounts receivable outstanding less than 60 days plus notes receivable (due and owed by any third party to the Company or its Subsidiaries less the Company or its Subsidiaries’ allowance for doubtful note payment), determined on a consolidated basis and calculated in accordance the Accounting Principles.

“Accrued Expenses” means all accrued expenses and current accrued Liabilities of the Company or its Subsidiaries, including accrued pension, accrued profit sharing, 401k deferral payable, accrued expenses, accrued state income taxes, determined on a consolidated basis and calculated in accordance with the Accounting Principles.

“Cash” means all cash and cash equivalents of the Company and its Subsidiaries, plus seventy-five percent (75%) of the cash of Bluepoint of Westport, minus all cash and cash equivalents of the Company and its Subsidiaries (including for these purposes the cash of Bluepoint of Westport referenced above) required to pay all outstanding checks issued by the Company or its Subsidiaries on or prior to the Closing, determined on a consolidated basis and calculated in accordance with the Accounting Principles.

“Inventory” means the cost of all goods, merchandise and other personal property owned and held for sale or used in the provision of the Company or its Subsidiaries’ services, and all raw materials, works-in-process, materials and supplies of every nature which contribute to the finished products of the Company or its Subsidiaries in the ordinary course of their respective businesses, including freight adjustment, 263A adjustment and currency adjustment in line with past practices, specifically excluding, however, damaged, defective, perished or otherwise unsaleable items held for sale by the Company or its Subsidiaries, determined on a consolidated basis and calculated in accordance with the Accounting Principles.

“Prepaid Expenses” means all pre-paid expenses and taxes of the Company and its Subsidiaries, determined on a consolidated basis and calculated in accordance with the Accounting Principles, and for avoidance of doubt shall include, without limitation, amounts prepaid toward the $450,000 of budgeted expenses for the West Haven construction project described in Section 4.07 of the Disclosure Schedules.

2. For purposes of this Agreement, “Net Working Capital” means the sum of Cash, plus Accounts Receivable (net of Related Accounts Receivable), plus Inventory, plus Prepaid Expenses, minus Accounts Payable (net of Related Accounts Payable), minus Accrued Expenses, in each case as of the close of business on the Closing Date.

SCHEDULE B

DISCLOSURE SCHEDULE

See Attached

DISCLOSURE SCHEDULES

To

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

Green Thumb Industries Inc.,

GTI Merger Sub, LLC

and

Advanced Grow Labs, LLC,

dated as of

January 4, 2019

The disclosures set forth in the Disclosure Schedules have been arranged for purposes of convenience in separately titled sections corresponding to sections of the Merger Agreement. Each section of the Disclosure Schedules shall be deemed to have been disclosed with respect to any section of the Merger Agreement and incorporate by reference all information disclosed in any other section of the Disclosure Schedules, in each case, to the extent the relevance of such information is reasonably apparent on the face to such other section of the Merger Agreement or such other section of the Disclosure Schedules.

Section 4.02

Company Members

[***]

Section 4.02(c)

Subsidiaries

Wholly Owned Subsidiaries of the Company:

1.	Advanced Grow Labs Technologies, LLC, a Connecticut limited liability company.

2.	AGLMA, LLC, a Connecticut limited liability company.

3.	AGL Westport, LLC, a Connecticut limited liability company.

Other Subsidiaries:

4.	CAL Funding, LLC, a Massachusetts limited liability company – 27% of equity held by AGLMA, LLC.

5.	Mass Alternative Care, Inc, a Massachusetts corporation – 100% of equity held by CAL Funding, LLC.

6.	Bluepoint Wellness of Westport, LLC, a Connecticut limited liability company – 45.9% of equity held by AGL Westport, LLC.

Section 4.03(b)

Equity Commitments

1.	The Company has agreed to issue [***] (or its Affiliate) a [***] ownership interest in the Company in the event of the closing of this Merger.

2.	The Company has agreed to issue [***] a [***] of ownership interest in the Company in the event of the closing of this Merger.

3.

The Convertible Promissory Notes listed under Section 4.09(8)(a)-(d) of these Disclosure Schedules are incorporated herein by reference. The holders of such Convertible Promissory Notes with a principal amount totaling $3,000,000 dated February 27, 2018, have the right to convert that debt to Units amounting in the aggregate to 5% of the total Company Units.

Section 4.04

Jurisdictions

Connecticut

1.	Advanced Grow Labs, L.L.C.

2.	AGLMA, LLC.

3.	Advanced Grow Labs Technologies, LLC.

4.	AGL Westport, LLC.

Massachusetts

5.	Advanced Grow Labs, L.L.C. (foreign qualification).

6.	AGLMA, LLC (foreign qualification).

Section 4.05

No Conflict; Consents

(a)

None.

(b)

1.

The Promissory Notes listed under Section 4.09(9)(a)-(i) of these Disclosure Schedules are incorporated herein by reference. The holders of such Promissory Notes with a principal amount totaling $1,400,000 dated as of December 15, 2017, have the right to declare an event of default and subject the Company to prepayment penalties.

2.	Supply Agreement, dated as of July 20, 2018, by and between the Company and [***].

3.	Limited, Non-Exclusive License to Use Proprietary Instructional Manuals and Other Property, dated as of April 14, 2015, by and between [***] and [***].

(c)

4.	Connecticut Department of Consumer Protection (“DCP”) – the Company marijuana producer license MMPR.0000001.

5.	DCP – the Company bakery license BAK.0015356.

6.	DCP – Bluepoint Wellness of Westport, LLC dispensary license.

7.	Massachusetts Cannabis Control Commission may require consent for the change in ownership of the Company as an indirect owner of Mass Alternative Care, Inc.

8.

Pursuant to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 26, 2013, and amended on May 22, 2014, July 16, 2014, April 6, 2015, February 1, 2016, and March 1, 2018, a majority of the Class C Preferred Members of the Company must consent; however, pursuant to Section 11.5 thereof, such Preferred Members agree to raise no objections and agree to consent to the Merger.

(d)

None.

Section 4.06

Financial Statements

[***]

Section 4.07

Undisclosed Liabilities

1.	Company construction project in West Haven - $450,000., some of which is scheduled to be disbursed by the Company as prepaid expenses between the date of this Agreement and the Closing Date.

2.	Company paid $49,568.18 to [***] for the manufacture in China of $134,404.98 of vape pens, $12,039.53 of packaging supplies and $8,300 of batteries, anticipated delivery before the Closing Date.

3.	Company has received invoices totaling $147,306 for services provided in connection with the contemplated Canadian public offering.

4.	Unbilled liability from [***] for approximately $25,000 for drams ordered that may not be used.

5.	Optional patent renewal related to AGLT in approximately 1 year will cost $20,000.

Section 4.08

Changes, Events, Conditions

(b)

1.

The items listed in Section 4.03(b) of these Disclosure Schedules, are incorporated herein by reference, and may, with Parent’s consent, be accomplished pursuant to a Share Purchase Agreement in a form reasonably acceptable to Parent.

(g)

2.	CAL Funding, LLC has guaranteed $2,000,000 of Mass Alternative Care Inc. indebtedness secured by a mortgage from DKRV Commercial Properties, LLC (CAL Funding, LLC’s affiliated real estate company).

(l)

3.	The matters disclosed in Section 4.07 of these Disclosure Schedules are incorporated herein by reference.

(n)

4.	The bonuses and raises listed in Section 4.22(a) of these Disclosure Schedules are incorporated herein by reference, and are effective January 1, 2019.

(q)

5.	Bluepoint Wellness of Westport, LLC has been issued a dispensary license.

6.	Based upon changes in Federal Tax Law enacted under the most recent Federal Tax Reform, the Company anticipates filing an election to be taxed as a C-corporation.

Section 4.09(a)

Material Contracts

(i)	The Convertible Promissory Notes and Promissory Notes listed below contain liquidity restrictions on the Company while such Notes remain outstanding

(ii)

1.	The Lease Agreement between the Company and [***] listed below is incorporated herein by reference

2.	The Convertible Promissory Notes listed below are incorporated by reference.

3.	The Promissory Notes listed below are incorporated by reference.

4.	The Supply Agreement between the Company and [***] listed below is incorporated by reference.

5.	Electricity Supply Agreement – Fixed Rate Plan, dated as of March 13, 2018, between the Company and Constellation NewEnergy, Inc.

6.	Electricity Supply Agreement – Fixed Rate Plan, dated as of March 29, 2018, between the Company and Constellation NewEnergy, Inc.

7.	Microbulk Product Sale Agreement, dated as of July 10, 2014, between AGL LLC and Airgas USA, LLC.

8.	Premium Financing Agreement and Disclosure Statement, dated as of October 3, 2018, between the Company and ClassicPlan Premium Financing Inc.

9.	Engagement Agreement, dated as of September 26, 2018, between the Company and [***].

(iii)	None

(iv)	The Supply Agreement between the Company and [***] listed below is incorporated herein by reference

(v)	None

(vi)

1.	Convertible Promissory Notes (secured by a pari passu Security Agreement of the same date) with a principal amount totaling $3,000,000:

a.

Convertible Promissory Note, dated as of February 27, 2018, between the Company and [***] in the principal amount of $1,500,000, as modified by Consent and Note Modification Agreement dated December 31, 2018.

b.

Convertible Promissory Note, dated as of February 27, 2018, and amended on April 16, 2018, between the Company and [***] in the principal amount of $500,000, as modified by Consent and Note Modification Agreement dated December 31, 2018.

c.

Convertible Promissory Note, dated as of February 27, 2018, between the Company and [***] in the principal amount of $250,000, as modified by Consent and Note Modification Agreement dated December 31, 2018.

d.

Convertible Promissory Note, dated as of February 27, 2018, and amended on April 16, 2018, between the Company and [***] in the principal amount of $750,000, as modified by Consent and Note Modification Agreement dated December 31, 2018.

2.	Investor Rights Agreement, dated as of February 27, 2018 by and among the Company, [***] and the Noteholders listed above in (a) through (d).

3.

Intercreditor Agreement, dated as of February 27, 2018, by and among the Company and the Noteholders shown in Sections 4.09(a)(vi)(1)(a) through (d) above and Sections 4.09(a)(vi)(4)(a) through (i) below.

4.	Promissory Notes (secured by a pari passu Security Agreement of the same date) with a principal amount totaling $1,400,000 dated December 15, 2017:

a.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $250,000.

b.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $100,000.

c.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $150,000.

d.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $50,000.

e.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $200,000.

f.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $100,000.

g.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $200,000.

h.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $100,000.

i.	Promissory Note, dated as of December 15, 2017, between the Company and [***] in the principal amount of $250,000.

3.	Equipment Lease Agreement, dated as of February 2, 2017, between the Company and De Lage Landen Financial Services, Inc.

4.	Retail Installment Contract, dated as of June 6, 2016, between the Company and UAG Fairfield CM, LLC and immediately assigned therein to Citizens Bank, N.A.

(vii)	None

(viii)	[***]

(ix)

1.	Membership Unit Purchase Agreement, dated as of January 29, 2018, among AGLMA, LLC, CAL Funding, LLC, Kevin G. Collins, Kevin M. Collins, Ronald Paasch, and John E. Turgeon.

2.	Services Agreement Pursuant to Membership Unit Purchase Agreement dated January 29, 2018, dated as of February 28, 2018, by and between AGLMA, LLC and Mass Alternative Care, Inc.

3.	Amended and Restated Operating Agreement of CAL Funding, LLC, dated as of January 31, 2018.

4.	Operating Agreement of Bluepoint Wellness of Westport, LLC, dated as of January 16, 2018.

(x)

1.

Agreement Concerning Medical Marijuana Producer License, dated as of October 18, 2016, by and between the Company and State of Connecticut Department of Consumer Protection, to continue the corrected actions agreed to by the parties.

2.	The Settlement Agreement between the Company and [***] listed in Section 4.18 of these Disclosure Schedules is incorporated herein by reference to maintain confidentiality.

(xi)	Supply Agreement, dated as of July 20, 2018, by and between the Company and [***].

(xii)	The items listed in Section 4.26 of these Disclosure Schedules are incorporated herein by reference.

(xiii)	None

(xiv)	Lease Agreement, dated as of September 10, 2013, and amended on March 24, 2014, and June 9, 2016, between the Company and [***].

(xv)	None

(xvi)	The item listed in Section 4.26(b)(2) of these Disclosure Schedules is incorporated herein by reference.

Section 4.09(d)

Liabilities

None

Section 4.10

Personal Property

(a)(i)

1. The Convertible Promissory Notes and Promissory Notes listed in Sections 4.09(a)(vi)(1)(a) through (d) and Sections 4.09(a)(vi)(4)(a) through (i) of these Disclosure Schedules are incorporated herein by reference and are secured against the assets of the Company.

2. The Mercedes 2500 Cargo Van listed below is encumbered by a lien in favor of Citizens Bank, N.A.

(b)

None.

(c)

1.	2016 Mercedes 2500 Cargo Van.

2.	2014 Nissan NV 200 2.5c/Sv.

Section 4.11

Real Property

Leased Real Property

1.	400 Frontage Road, West Haven, CT, 06516.

Section 4.13(b)

Recalled Products

(i)

See attached page

(ii)

None

(iii)

None

[***]

Section 4.16

Material Customers and Suppliers

(a)

	Customer	Gross Revenue 2018 YTD
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
	[***]	[***]

Material Customers that have terminated or materially altered their relationship with the Company or stated their intention to do so:

None.

(b)

	Vendor	Amount Paid January 1, 2018- November 30, 2018
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Section 4.17

Insurance

Policies

[***]

Claims or Actions related to the Business pending under any of the above policies:

None.

Section 4.18(a)

Legal Proceedings; Government Orders

(i)

[***]

(ii)

None.

(iii)

None.

Actions against each of the Company and any of its Subsidiaries since January 1, 2014

2.	Geoffrey Rice v. Advanced Grow Labs, L.L.C et al, Case No. 3:15-cv-01288-MPS – settled on January 25, 2017.

3.	Agreement Concerning Medical Marijuana Producer License, dated as of October 18, 2016, by and between the Company and State of Connecticut Department of Consumer Protection

Section 4.21(a)

Employee Benefits

(i)

1.	Oral agreement, between the Company and [***], for $10,000 per month for CFO services.

2.	Compensation Arrangement for each of [***] as set forth in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 26, 2013 as amended.

3.	Engagement Agreement, dated as of September 26, 2018, between the Company and [***].

4.	Oral agreement, between [***] for managing cultivation production facility in Massachusetts.

5.	Oral agreement, between [***] for assisting Ian Colandro.

6.	Per diem agreement, between [***] for cultivation services.

7.	Per diem agreement, between [***] for drying and curing services.

8.	Per diem agreement, between [***] for lab services.

(ii)

9.	Anthem Blue Cross Blue Shield - Group Health Insurance.

10.	National Council on Compensation Insurance, Inc. – Workers Compensation Policy.

11.	Equity Grant Letter, dated as of September 26, 2013, between the Company and [***].

Section 4.22(a)

Employees, Consultants and Contractors

See attached page

[***]

Section 4.22(b)

Employment/Consulting/Other Agreements with Employees or Contractors

(i)

The items listed in Section 4.21(a)(i)(4)-(8) of these Disclosure Schedules are incorporated herein by reference; the payments contained therein are paid to the respective employee of the Company for services provided in connection with the Services Agreement Pursuant to Membership Unit Purchase Agreement listed in Section 4.09(a)(ix)(2) of these Disclosure Schedules.

(ii)	None.

Section 4.22(c)

Exceptions to At-Will Employment

1.	Compensation Arrangement for each of [***] as set forth in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 26, 2013 as amended.

Section 4.22(d)

Taxes

None.

Section 4.25

Brokers or Finders

1.	The Company has agreed to issue [***] (or its Affiliate) 1.33% of ownership interest in the Company in the event of the closing of this Merger.

Section 4.26

Affiliate Transactions

(a)

1.	Compensation Arrangement for each of [***] as set forth in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 26, 2013 as amended.

(b)

2.	[***]

3.	Indemnification by the Company of [***], [***] from guaranteed lease liability pertaining to lease guarantees for 1460 Post Road East, Westport, CT, 06880.

(c)

None.

Section 5.02

No Conflicts; Consents

None.

Section 5.04

Capitalization

None.

Section 5.07

Legal Proceedings; Governmental Orders

None.

Section 6.01(b)

Conduct of the Business Prior to Closing

(i) The items listed in Section 4.03(b)(1)-(3) of these Disclosure Schedules are incorporated herein by reference.

(ii) none

(iii) none

(iv) The item listed in Section 4.07(1) of these Disclosure Schedules is incorporated herein by reference.

(v) none

(vi) none

(vii) The items listed in Section 4.03(b)(1)-(3) of these Disclosure Schedules are incorporated herein by reference.

(viii) Employee bonuses listed in Section 4.22(a) of these Disclosure Schedules are incorporated herein by reference.

(ix) If the International Financial Review Standards audit results in recommendations to change any accounting method or means of reporting, it is the intention of the Company to comply with such recommendations.

(x) The Company intends to file an election with the United States Internal Revenue Service to be taxed as a corporation.

(xi) none

(xii) none

(xiii) none

(xiv) the Company’s operating agreement will be terminated concurrently with the closing of the Merger.

(xv) none

(xvi) none

(xvii) none

SCHEDULE C

AFFILIATE CONTRACTS EXEMPT FROM TERMINATION

NONE

EXHIBIT A

ALLOCATION OF PURCHASE PRICE TO THE COMPANY MEMBERS

See Attached

Exhibit A (page 1 of 2)

Investor	Post Conversion Allocation of Merger Consideration
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
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Exhbit A (page 2 of 2)

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EXHIBIT B

FORM OF CERTIFICATE OF MERGER

See Attached

STATE OF CONNECTICUT

CERTIFICATE OF MERGER OF

GTI MERGER SUB, LLC

(a Connecticut Limited Liability Company)

with and into

ADVANCED GROW LABS, L.L.C.

(a Connecticut Limited Liability Company)

FIRST: The names of the parties to the merger are Advanced Grow Labs, L.L.C. and GTI Merger Sub, LLC, each a Connecticut limited liability company.

SECOND: The surviving entity in the merger is Advanced Grow Labs, L.L.C., a Connecticut limited liability company.

THIRD: The merger shall be effective [on and as of                             , 2019] [as of the date upon which it is accepted for filing by the Secretary of the State of Connecticut].

FOURTH: The plan of merger was duly approved by each of Advanced Grow Labs, L.L.C. and GTI Merger Sub, LLC, in the manner required by Sections 34-279a to 34-279q, inclusive, of the Connecticut General Statutes (known as the Connecticut Uniform Limited Liability Company Act).

Dated this              day of                             , 2019.

ADVANCED GROW LABS, L.L.C.

By:
Name:	David Lipton
Title:	Chief Executive Officer

GTI MERGER SUB, LLC

By:
Name:
Title:

1